UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 22, 2010

KACHING KACHING, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-132107	58-2667713
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9029 South Pecos, Suite 2800
Henderson, NV 89074
(Address of principal executive offices) (Zip Code)

(702) 463-7000
Registrant’s telephone number, including area code

DUKE MINING COMPANY, INC.

850 Third Avenue, Suite 1801, New York, NY 10022
(Former name or former address, if changed since last report)

———————

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned. Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Registrant’s pro forma financial statements and the related notes filed with this Form 8-K.  In this Form 8-K, references to “we,” “our,” “us,” “KaChing,” the “Company” or the “Registrant” refer to Kaching Kaching, Inc., a Delaware corporation.

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 22, 2010 , Duke Mining Company, Inc., a Delaware corporation (“Duke Delaware”), entered into an Agreement and Plan of Merger (the “Reorganization Agreement”), with KaChing KaChing, Inc., a Nevada corporation  (“KaChing Nevada”), which provided that KaChing Nevada would merge with and into Duke Delaware (the “Merger”), with Duke Delaware being the surviving corporation and changing its name to “KaChing KaChing, Inc.” (“KaChing,” “we” or the “Company”).  The Merger was effective on April 22. 2010, when a certificate of merger was filed in the State of Delaware and an articles of merger was filed in the State of Nevada. In connection with the Merger, each share of KaChing Nevada’s common stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive 2.0794314 shares of Duke Delaware’s common stock (the “Exchange Ratio”), and each warrant to purchase KaChing Nevada’s common stock was converted on the same basis into a warrant to purchase KaChing’s common stock. An aggregate of 20,794,314 shares of Duke Delaware’s common stock were issued to the holders of KaChing’s common stock in connection with the Merger and an aggregate of  21,705,686 shares of Duke Delaware’s common stock were reserved for issuance under KaChing Nevada’s outstanding warrants. Immediately following consummation of the Merger, the holders of the former KaChing Nevada warrants exercised such warrants in full and were issued an aggregate of 21,705,686 shares of common stock of Duke Delaware. for contribution of services rendered  to the Company (the “Warrant Exercise”).

Following the effectiveness of the Merger, we entered into a Securities Purchase Agreement with certain purchasers thereunder pursuant to which we sold an aggregate of $1,255,875 of Convertible Promissory Notes (the “Notes”) and five-year warrants to purchase an aggregate of 3,333,333 shares of common stock at an initial exercise price of $0.30 per share (the “Investor Warrants”) in exchange for aggregate cash proceeds of $1,000,000 and the agreement of certain creditors of Duke Delaware agreeing to convert prior obligations of Duke Delaware into Notes (the “Private Placement”). However, purchasers that invested in the Private Placement through the conversion of prior obligations did not receive any Investor Warrants under the Securities Purchase Agreement.

In connection with the issuance of the Notes, we executed a Security Agreement in favor of the purchasers granting them a security interest in substantially all of our assets as collateral for repayment of the Notes. In addition, we entered into a Registration Rights Agreement with the purchasers, pursuant to which we agreed to use our best efforts to register the shares of common stock underlying the Notes and the Warrants as described in further detail below.

In anticipation of, and prior to, the Merger, Duke Delaware’s board of directors and stockholders approved a 1-for-8.4627 forward stock split (the “Stock Split”). Pursuant to the Stock Split, every one (1) share of issued and outstanding common stock was reclassified into 8.4627 whole post-split shares of common stock. In addition, following the Stock Split, the Merger and the Warrant Exercise, Harborview Master Fund, L.P. (“Harborview”) consented to the cancellation of an aggregate of 74,588,190 shares of common stock then held by Harborview (the “Stock Cancellation”).Also, after the effectiveness of the Merger, we granted in lieu of salary the ("Stock Option Grant"), 1,133,333 stock options to the Company’s Executive in the accordance with the Company’s equity incentive plan. Mr. Robert McNulty who was elected to serve as the Company’s Chief Executive Officer and Mr. Mark V. Noffke who was elected to serve as the Company’s Chief Financial Officer received 700,000 and 433,333, options respectively to purchase the Company’s $0.0001 par values common stock at an option price of $0.30 per share.

Following the Stock Split, the Merger, the Warrant Exercise, the Private Placement, the Stock Cancellation and the Stock Option Grant there are issued and outstanding securities of the Company on a fully diluted basis as follows:

●	42,500,000 shares of our common stock held by the former stockholders of KaChing Nevada;

●	7,500,000 shares of our common stock held by the legacy stockholders of Duke Delaware;

●	4,186,250 shares of our common stock reserved for issuance on conversion of our outstanding Notes;

●	3,333,333 shares of our common stock reserved for issuance under our Investor Warrants;

●	1,133,333 shares of our common stock issued under our equity incentive plan;

●	2,366,667 shares of our common stock reserved under our equity incentive plan;

In connection with the Merger, we changed our name to “KaChing KaChing, Inc.”  We intend to apply to FINRA for a change in our trading symbol.

Pursuant to the Reorganization Agreement, concurrent with the closing of the transaction, (a) all current officers of the Company resigned from their positions with the Company, (b) KaChing Nevada’s officers were appointed by the two existing members of the Board of Directors of the Company (“Existing Members”), (c) the Existing Members elected the three members of KaChing Nevada’s board of directors and one other person designated by them to the Board of the Company and (d) one member of the Board of Directors resigned .

Duke Delaware is the legal acquirer of KaChing Nevada as the two entities merged.  However, since Duke Delaware, immediately prior to the consummation of the Merger, was a shell company, which at that time had a nominal amount of net assets, the Merger has been treated as a recapitalization of KaChing Nevada and an acquisition of the assets and liabilities of Duke Delaware by KaChing Nevada. As a result, although Duke Delaware was the legal acquirer in the Merger, KaChing Nevada was the accounting acquirer. Therefore, at the date of the Merger, the historical financial statements of KaChing Nevada become those of the surviving company.

ITEM 2.01   COMPLETION OR ACQUISITION OR DISPOSITION OF ASSETS

Reference is made to Item 1.01 above, “Entry into a Material Definitive Agreement” and the contents of that section are incorporated herein, as if fully set forth under this Section 2.01.

DESCRIPTION OF BUSINESS

From and after the closing of the Merger, our primary operations consist of the business and operations of KaChing Nevada. Therefore, we are disclosing information about KaChing Nevada’s business, financial condition, and management in this Form 8-K. In this Form 8-K, references to the “combined entity” refer to the Company and KaChing Nevada as a combined entity.

Our History

We were incorporated as a limited liability company under the name of Somebox, Inc. on April 28, 2003 in the State of Delaware and converted into a C corporation on April 12, 2005.  Our principal business was providing Web-hosting packages and development services that combined customized design, open source software and Web-based management tools. We offered a broad range of products and services, including shared and dedicated hosting services, e-commerce, application hosting, Web site development, marketing and optimization tools.

In September 2006, our existing shareholders sold 99% of their issued and outstanding common stock and in October 2006, our new shareholders approved an amendment to our certificate of incorporation changing our name to “Boxwoods, Inc.”  On October 27, 2006, we discontinued our business operations and transferred those operations and the assets relating thereto to Jeremy Seitz, our former president and director, in consideration of Mr. Seitz’s assuming all of the liabilities relating to such operations and assets.

The Duke Acquisition and Divestment

Duke Mining Company, Inc., a Texas corporation (“Duke Texas”), was formed on February 20, 2009 for the purpose of acquiring certain mining claims from Premere Resources Corporation (“Premere”), a Wyoming corporation. To this end, on March 16, 2009, Duke Texas entered into an Asset Purchase Agreement with Premere pursuant to which Premere agreed to sell, transfer, assign to Duke Texas 100% of its right, title, and interest in and to certain mining leases, claims and rights located in San Juan County (“Mineral Claim”). On March 26, 2009, we, Harborview and Duke Mining Acquisition LLC, a Texas limited liability company (“Duke Acquisition”) and the sole owner of 100% of the issued and outstanding capital stock of Duke Texas, entered into a share exchange agreement (the “Share Exchange Agreement”), pursuant to which Harborview transferred to Duke Acquisition an aggregate of 4,400,000 shares of our common held by Harborview in exchange for Duke Acquisition transferring 1,000,000 shares of Duke Texas to us, which shares represented all of the issued and outstanding capital stock of Duke Texas.  As a result of the Share Exchange Agreement, Duke Mining became our wholly owned subsidiary and constituted our principal business. Following the Share Exchange we changed our name to “Duke Mining Company, Inc.”

Following our acquisition of Duke Texas, on October 23, 2009, we decided to sell all of Duke Texas’ mining assets to Southwest Resources, Inc. (“Southwest”) pursuant to the terms of an Asset Purchase Agreement (the “Purchase Agreement”). Pursuant to the terms of the Purchase Agreement, we assigned all of our rights, title and interest to the Mineral Claim as well as all equipment, fixtures and furniture associated with the Mineral Claim to Southwest in exchange for Southwest assuming $823,706 of our outstanding debt and obligations, including $739,607 that was accrued under the terms of the Lease.  Simultaneously, Duke Acquisition transferred 4,000,000 shares of common stock back to Harborview and 400,000 shares of common stock to us for cancellation.

KaChing Reverse Acquisition and Related Financing

As discussed above, on April 22, 2010, Duke Delaware entered into the Reorganization Agreement with KaChing Nevada as a result of which we succeeded to the business of KaChing Nevada as our sole line of business.

DESCRIPTION OF BUSINESS

General

KaChing is an early-stage development company with a limited operating history that launched its website, www.kachingkaching.com in September 2009. KaChing is a progressive company dedicated to offering of an e-commerce solution that provides individual store owners (“Store Owners”) the ability to create, manage and earn money from product sales generated from their individual online web stores. This business model is basically a retail chain of online stores serving consumers on the Internet. Store product categories include: Books, DVDs, Computers, Software, Kitchen, Home & Garden, Pet Supplies, Cosmetics & Fragrance, Health & Wellness, Consumer Electronics, Cameras, Office Supplies and other items. KaChing manages all product selection, on-site merchandising, shipping, returns, refunds, customer service and pricing. KaChing offers back office turn-key solutions that allows Store Owners to easily manage their stores and track commissions. A Store Owner is principally charged with marketing and managing his website.  In addition, a Store Owner can, depending on his license, recruit other store owners and reeive a recruiting bonus.

KaChing believes that it leverages today’s social shopping trends by allowing customers to contribute reviews and ratings on each product sold in the store. These reviews are aggregated across KaChing storefronts. Our Store Owners can also participate in the Store Owners Community which provides in-depth training, tips and advice on how to grow their business virally.

Store Owners subscribe to a monthly license, with 3 levels of membership - $30 / $50 / $100 per month. Each Store Owner can sell products from its individual website and earn a commission. As noted above, the the Store Owner can also sell store licenses and earn a commission including the potential to earn override commissions on store licenses sold and may qualify for bonuses based upon defined performance levels.  Premium membership at $50 and $100 allows Store Owners to give-away “free” non-member stores and earn a commission on sales from those stores. At April 15, 2010, there were 1,600 paying store licenses, generating revenue of $65,000 per month (average revenue per paying store - $40.91 per month) and  728 Non-Member (Free) Stores.

Business Model

KaChing’s business model is intended to fully leverage and exploit the potential synergy among the member Store Owners potential revenue streams associate with their individual websites and the marketing of our products. At the center of our business model is the ability to create cross-selling opportunities and develop superior economics by driving member traffic to the Website through our Store Owners marketing campaign featuring our social shopping network capabilities and our e-commerce platform. Through our relationship with our affiliated I-Supply e-commerce site (presently stocked with over 1.7 million name brand products) we offer items ranging from books, digital cameras, kitchen and bath items to office supplies.

KaChing’s revenue model consists of monthly membership fees, generated through the sale of local store ownership sites, and commissions through affiliate marketing programs.  With the continued evolution of the Internet and the emergence of social shopping e-commerce, KaChing intends to monetize each Store Owner across each platform and add additional revenues.

Management

KaChing has assembled a management team with more than 75 years of collective  market expertise and a track record for successful implementation of Internet strategies, e-commerce, sales/marketing campaigns and finance.  The management team has considerable hands-on experience, melding personality and methodologies from diverse business backgrounds into a highly functional organization. The management team will be crucial to the successful implementation of the Company’s business strategy.

Competition

There are many competitors on the Internet selling similar e-commerce membership programs and products. We believe the most effective way to be successful against this competition is a combination of quality products with independent store owners having exceptional customer service and backend office support. Our experience tells us that there are many companies selling inferior e-commerce programs and very few companies willing to truly put their signature on customer service and back office support.

KaChing and its Store Owners must compete against some of the major Internet online websites including Shopping.com and Amazon.com as they become retail store owners in the Commerce sector of the Internet. Retail sales on the Internet have grown at a pace of 20% a year for the past 12 years and now exceed $150,000,000,000 of annual online retail sales in the U.S. Marketers are projected to continue to make social networks a priority for 2010, and a significant portion of their spending will go toward building and maintaining a social network presence.

 KaChing Store Owners on the Internet are able to become a real store owner and buy and sell products directly from manufacturers and wholesalers. This is a home based business that can be attractive to grow into a full-time or part-time basis by marketing individual stores on the Internet, to friends and family and through personal consumption.

The business model reflects a retail chain concept of online stores serving consumers on the Internet. This revolutionary idea was created to compete with the brick-and-mortar and e-commerce worlds with the expert knowledge in retail strategies, sourcing and pricing products, supply chain distribution. The potential market consists of billions of dollars in retail revenues.

Capital Requirements

The Company perceives the need to raise additional capital in the immediate future, in addition to the proceeds received from the Private Placement and capital provided in relation to the merger, in order to provide adequate operating capital to carry the Company’s operations through 2011, at which time when significant revenues are expected to be generated through operations. It is intended that this funding will be used primarily to fund the general and administrative expense, working capital, marketing and advertising, e-commerce deployment and other expenses associated with the continued development and enhancement of its social shopping network.

Employees

We currently have twenty-two employees, of which two are executive officers of the Company.  None of our employees are represented by a labor union. We have not experienced any work stoppages and consider our relations with our employees to be good.

Description of Property

Our executive offices are located at 9029 South Pecos, Suite 2800, Henderson, Nevada 89074, and consist of 4,560 square feet, and are sub-leased from Beyond Commerce, Inc. (a related party) at a monthly rate of $12,023 until December 31, 2011. We believe that our property is adequate for our current and immediately foreseeable operating needs.

 Intellectual Property

Our trademarks, trade secrets, and other intellectual property rights are important assets for us. We have filed with the United States Patent and Trademark Office an application for registration of the trademark “KaChing KaChing”.   We intend to register this and possibly other trademarks, both domestically and in foreign jurisdictions.  We own the Internet domain name www.kachingkaching.com. Under current domain name registration practices, no one else can obtain an identical domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as “.org,” or with a country designation.

Legal Proceedings

In the normal course of our business, we may periodically become subject to various lawsuits. However, there are currently no legal actions pending against us nor, to our knowledge, are any such proceedings contemplated.

Material Contract

On October 21, 2009, KaChing Nevada entered into a five (5) year Master License agreement with Beyond Commerce, Inc. (a related party and the owner of 20.7% of our post-Merger outstanding common stock) to: (i) utilize Beyond Commerce’s Back-end Processing Technology by retaining Beyond Commerce, Inc. to provide back-end processing services (“Back-end Processing Services”), in which KaChing will package on a private label basis with each Retail Web Stores sold by KaChing, and (ii) include as part of each Retail Web Stores a private label version of the I-supply Internet shopping site, with I-supply processing the orders placed by consumers through the Retail Web Stores .Beyond Commerce, Inc. owns I-Supply who controls  the vendor relationships, web based distribution system and E-commerce solution  to fulfill the orders.

Within five (5) days following the end of each month, KaChing is required to pay to Beyond Commerce, Inc. five percent (5%) of the aggregate gross sales made from sales of all Retail Web Store’s during the prior month for which the Beyond Commerce, Inc. was providing the back-end processing services and order processing. Upon the one year anniversary date of this Agreement, the amount due to Beyond Commerce, Inc. shall be increased by two percent (2%) for a total of seven percent (7%) of the aggregate gross sales made from the sale of all Retail Web Store’s during the remaining four years of the Agreement.

Government and Industry Regulations

We are subject to a number of foreign and domestic laws and regulations that affect companies conducting business on the Internet, including laws and regulations relating to user privacy, freedom of expression, content, advertising, information security and intellectual property rights.  In the U.S., laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims, which include actions for defamation, libel, invasion of privacy and other data protection claims, tort, unlawful activity, copyright or trademark infringement and other theories based on the nature and content of the materials searched, the ads posted or the content generated by users. Certain foreign jurisdictions are also testing the liability of providers of online services for activities of their users and other third parties. Any court ruling that imposes liability on providers of online services for activities of their users and other third parties could harm our business. Likewise, a range of other laws and new interpretations of existing laws could have an impact on our business. For example, in the U.S. the Digital Millennium Copyright Act has provisions that limit, but do not necessarily eliminate, our liability for listing, linking or hosting third-party content that includes materials that infringe copyrights or other rights. The costs of compliance with these laws may increase in the future as a result of changes in interpretation. Furthermore, any failure on our part to comply with these laws may subject us to significant liabilities.

Similarly, the application of existing laws prohibiting, regulating or requiring licenses for certain businesses of our advertisers, including, for example, online gambling, distribution of pharmaceuticals, adult content, financial services, alcohol or firearms, can be unclear. Application of these laws in an unanticipated manner could expose us to substantial liability and restrict our ability to deliver services to our users. For example, some French courts have interpreted French trademark laws in ways that would, if upheld, limit the ability of competitors to advertise in connection with generic keywords.

We are also subject to federal, state and foreign laws regarding privacy and protection of user data. We post on our Web site our privacy policies and practices concerning the use and disclosure of user data. Any failure by us to comply with our posted privacy policies or privacy-related laws and regulations could result in proceedings against us by governmental authorities or others, which could potentially harm our business. In addition, the interpretation of data protection laws, and their application to the Internet, in Europe and other foreign jurisdictions is unclear and in a state of flux. There is a risk that these laws may be interpreted and applied in conflicting ways from country to country and in a manner that is not consistent with our current data protection practices. Complying with these varying international requirements could cause us to incur additional costs and to have to change our business practices. Further, any failure by us to protect our users’ privacy and data could result in a loss of user confidence in our services and ultimately in a loss of users, which could adversely affect our business.

In addition, because our services are accessible worldwide, certain foreign jurisdictions may claim that we are required to comply with their laws, even where we have no local entity, employees or infrastructure.

RISK FACTORS

The common shares offered are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. Accordingly, prospective investors should carefully consider, along with other matters referred to herein, the following risk factors in evaluating our business before purchasing any common shares. This Report contains forward-looking statements which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the owing risk factors and elsewhere in this Report.

Risks Relating to Our Business

We have a limited operating history upon which an evaluation of our prospects can be made. For that reason, it is difficult to judge our prospects.

Kaching Nevada, which is the accounting acquirer in the April 2010 merger transaction, was organized on September 2009 and has had limited operations since its inception upon which to evaluate our business prospects. As a result, investors do not have access to the same type of information in assessing their proposed investment as would be available to purchasers in a company with a history of prior operations. We face all the risks inherent in a new business, including the expenses, difficulties, complications and delays frequently encountered in connection with conducting operations, including capital requirements and management’s potential underestimation of initial and ongoing costs. We also face the risk that we may not be able to effectively implement our business plan. If we are not effective in addressing these risks, we will not operate profitably and we may not have adequate working capital to meet our obligations as they become due.

We will need significant additional capital, which we may be unable to obtain.

Our capital requirements in connection with our development activities and transition to full commercial operations have been and will continue to be significant. We will require additional funds to continue research, development and testing of our licensed technology, website and products, to obtain intellectual property protection relating to our technologies when appropriate, and to market our products. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.

If our strategy is unsuccessful, we will not be profitable and our stockholders could lose their investment.

There is no track record for companies pursuing our strategy, and there is no guarantee that our strategy will be successful or profitable. If our strategy is unsuccessful, we may fail to meet our objectives and not realize the revenues or profits from the business we pursue that may cause the value of KaChing to decrease, thereby potentially causing our stockholders to lose their investment.

We may not be able to effectively control and manage our growth, which would negatively impact our operations.

If our business and markets grow and develop it will be necessary for us to finance and manage expansion in an orderly fashion. We may face challenges in managing expanding product and service offerings and in integrating any acquired businesses with our own. Such eventualities will increase demands on our existing management, workforce and facilities. Failure to satisfy increased demands could interrupt or adversely affect our operations and cause administrative inefficiencies.

We may be unable to successfully execute any of our identified business opportunities or other business opportunities that we determine to pursue.

We currently have a limited corporate infrastructure. In order to pursue business opportunities, we will need to continue to build our infrastructure and operational capabilities. Our ability to do any of these successfully could be affected by any one or more of the following factors:

•	our ability to raise substantial additional capital to fund the implementation of our business plan;
•	our ability to execute our business strategy;
•	the ability of our services to achieve market acceptance;
•	our ability to manage the expansion of our operations and any acquisitions we may make, which could result in increased costs, high employee turnover or damage to customer relationships;
•	our ability to attract and retain qualified personnel;
•	our ability to manage our third party relationships effectively; and
•	our ability to accurately predict and respond to the rapid technological changes in our industry and the evolving demands of the markets we serve.

Our failure to adequately address any one or more of the above factors could have a significant impact on our ability to implement our business plan and our ability to pursue other opportunities that arise.

Our business depends on the development of a strong brand, and if we do not develop and enhance our brand, our ability to attract and retain subscribers may be impaired and our business and operating results may be harmed.

We believe that our brand will be a critical part of our business. Developing and enhancing our brand may require us to make substantial investments with no assurance that these investments will be successful. If we fail to promote and develop the ‘‘KaChing KaChing’’ brand, or if we incur significant expenses in this effort, our business, prospects, operating results and financial condition may be harmed. We anticipate that developing, maintaining and enhancing our brand will become increasingly important, difficult and expensive.

Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our products, services and brand.

Our trademarks, trade secrets, and other intellectual property rights are important assets for us. We have filed an application with the United States Patent and Trademark Office for the registration of the trademark “KaChing KaChing.” We may file additional trademark applications in other jurisdictions.  There is no assurance that such applications will be granted.  In addition, various events outside of our control pose a threat to our intellectual property rights as well as to our products and services. For example, effective intellectual property protection may not be available in every country in which our products and services are distributed or made available through the Internet. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. Also, protecting our intellectual property rights is costly and time consuming. Any increase in the unauthorized use of our intellectual property could make it more expensive to do business and harm our operating results.

In providing our services we could infringe on the intellectual property rights of others, which may cause us to engage in costly litigation and, if we do not prevail, could also cause us to pay substantial damages and prohibit us from selling our services.

Third parties may assert infringement or other intellectual property claims against us. We may have to pay substantial damages, if it is ultimately determined that our services infringe a third party’s proprietary rights. Even if claims are without merit, defending a lawsuit takes significant time, may be expensive and may divert management’s attention from our other business concerns.

Our business may be adversely affected by malicious applications that interfere with, or exploit security flaws in, our products and services.

Our business may be adversely affected by malicious applications that make changes to our users’ computers and interfere with the “KaChing KaChing” experience. These applications have in the past attempted, and may in the future attempt, to change our users’ Internet experience. The interference often occurs without disclosure to or consent from users, resulting in a negative experience that users may associate with KaChing. These applications may be difficult or impossible to uninstall or disable, may reinstall themselves and may circumvent other applications’ efforts to block or remove them. In addition, we offer a number of products and services that our users download to their computers or that they rely on to store information and transmit information to others over the Internet. These products and services are subject to attack by viruses, worms and other malicious software programs, which could jeopardize the security of information stored in a user’s computer or in our computer systems and networks. The ability to reach users and provide them with a superior experience is critical to our success. If our efforts to combat these malicious applications are unsuccessful, or if our products and services have actual or perceived vulnerabilities, our reputation may be harmed and our user traffic could decline, which would damage our business.

We rely on bandwidth providers, data centers or others in providing products and services to our users, and any failure or interruption in the services and products provided by these third parties could harm our ability to operate our business and damage our reputation

We rely on vendors, including data center and bandwidth providers. Any disruption in the network access or collocation services provided by these providers or any failure of these providers to handle current or higher volumes of use could significantly harm our business. Any financial or other difficulties our providers face may have negative effects on our business. We exercise little control over these vendors, which increases our vulnerability to problems with the services they provide. We license technology and related databases to facilitate aspects of our data center and connectivity operations including Internet traffic management services. We have experienced and expect to continue to experience interruptions and delays in service and availability for such elements. Any errors, failures, interruptions or delays in connection with these technologies and information services could harm our relationship with users, adversely affect our brand and expose us to liabilities.

We rely on an affiliate company of ours, Beyond Commerce, Inc. and its i-Supply subsidiary, to fulfill our e-commerce store orders any failure on this entity to provide timely service can damage our business relationship with our customers.

Under the Master License Agreement, we rely on our affiliate, Beyond Commerce, Inc. and its i-Supply subsidiary for order fulfillment and other back office functions. Beyond Commerce, Inc. and its i-Supply subsidiary currently has a relationship with over forty top tier distributors which supply products to its website. Any financial or distribution problem or other disruption with Beyond Commerce, Inc and/or i-Supply will cause some undue hardship with the Company. Certain of our executive officers are also officers of Beyond Commerce, Inc., an affiliate of the Company, and receive compensation from Beyond Commerce, Inc.

Our systems are also heavily reliant on the availability of electricity.

If we were to experience a major power outage, we would have to rely on back-up generators. These back-up generators may not operate properly and their fuel supply could be inadequate during a major power outage. This could result in a disruption of our business.

Our business depends on continued and unimpeded access to the Internet by us and our users.

Internet access providers may be able to block, degrade or charge for access to certain of our products and services, which could lead to additional expenses and the loss of users and advertisers.

Our products and services depend on the ability of our users to access the Internet.

Currently, access is provided by companies that have significant and increasing market power in the broadband and Internet access marketplace, which consists of incumbent telephone companies, cable companies and mobile communications companies. Some of these providers have stated that they may take measures that could degrade, disrupt or increase the cost of user access..

We face intense competition from social networking sites and other Internet businesses and may not be able to successfully compete.

We face formidable competition in every aspect of our business, and particularly from other companies that seek to connect people with information,  entertainment and shopping on the web. Such competitors include, among others, Ebay, MSN.com, Amazon.com, Shopping.com, YouTube, My Space, Craig’s List, Evite, Shutterfly and Facebook.

In addition, we will be competing with other Internet companies, such as -ecommerce companies,auction sites  general purpose consumer online services, such as Ebay, America Online and Microsoft Network; and web “portal” companies, such as Excite, Infoseek, Yahoo! and Lycos.

Our competitors have longer operating histories and more established relationships with customers and end users. They can use their experience and resources against us in a variety of competitive ways, including by making acquisitions, investing more aggressively in research and development and competing more aggressively for advertisers and web sites. They may have a greater ability to attract and retain users than we do because they operate Internet portals with a broad range of content, products and services. If our competitors are successful in providing similar or better web sites, more relevant advertisements or in leveraging their platforms or products to make their web services easier to access, we could experience a significant decline in user traffic or in the size of our network. Any such decline could negatively affect our revenues.

If we do not continue to innovate and provide products and services that are useful to users, we may not remain competitive, and our revenues and operating results could suffer.

Our success depends on providing products and services that make using the Internet as a shopping service, a more useful and enjoyable experience for our users. Our competitors are constantly developing innovations in web based products and services. As a result, we must continue to invest significant resources in research and development in order to enhance our existing products and services and introduce new products and services that people can easily and effectively use. If we are unable to provide quality products and services, then our users may become dissatisfied and move to a competitor’s products and services. Our operating results would also suffer if our innovations are not responsive to the needs of our users and members, are not appropriately timed with market opportunities or are not effectively brought to market. As Internet broadcasting technology and social networks continue to develop, our competitors may be able to offer products and services that are, or that are seen to be, substantially similar to or better than ours. This may force us to compete in different ways and expend significant resources in order to remain competitive.

We need to enter into strategic relationships with other websites. If we are unable to do so, our revenues and operating results will suffer.

The Company will need to establish and maintain strategic relationships with other websites to attract store owners, users, advertisers and compelling content.  There is intense competition for placements and cross promotion on these sites, and the Company may not be able to enter into relationships on commercially reasonable terms or not at all.  In addition the Company may have to pay significant fees to establish and maintain these relationships.

We rely on highly skilled personnel and, if we are unable to retain or motivate key personnel or hire qualified personnel, we may not be able to grow effectively.

The success of the Company depends in large part upon the abilities and continued service of its executive officers and other key employees, particularly Mr. Robert J. McNulty, Chairman / CEO, Chief Executive Officer, and Mr. Mark V. Noffke, Executive Vice President of Finance and CFO. There can be no assurance that the Company will be able to retain the services of such officers and employees.  The failure of the Company to retain the services of Messrs. McNulty, Noffke, and other key personnel could have a material adverse effect on the Company. The Company at the present time has employment agreements with the above referenced individuals, along with non-compete agreements, however, the Company has not procured key person life insurance policies. If Robert J. McNulty shall cease to be the President or Chief Executive Officer of the Company or otherwise become disabled or unable to perform his duties as the Company’s principal executive officer for any period of time, the holders of the Notes could declare that to be an Event of Default under the Notes. Additionally, Messrs. McNulty, and Noffke are also executive officers of Beyond Commerce, Inc., an affiliate of the Company and certain of its affiliates, and receive compensation from Beyond Commerce, Inc. In order to support its projected growth, the Company will be required to effectively recruit, hire, train and retain additional qualified management personnel.  The inability of the Company to attract and retain the necessary personnel could have a material adverse effect on the Company.

Risks Related to Ownership of our Common Stock

There is no trading market for our common stock and as a result shareholders may not be able to sell our common stock.

There is no market for our common stock and there may never be a market for our common stock. We do not anticipate that a market for our common stock will develop, if at all, until after a registration statement registering certain shares of common stock held by Harborview, along with the common stock issuable upon the conversion of the Notes or exercise of the Investor Warrants is filed and declared effective. In the absence of an active trading market, you may have difficulty buying and selling or obtaining market quotations; the market visibility for our stock may be limited, and the lack of visibility for our common stock may have a depressive effect on the market price for our common stock.

If a market for our common stock develops, there is a significant risk that our stock price may fluctuate dramatically which could negatively impact a shareholder’s investment in our common stock.

Although there is no market for our common stock, if a market for our common stock develops, there is a significant risk that our stock price may fluctuate dramatically in the future in response to any of the following factors, some of which are beyond our control including:

•	variations in our quarterly operating results;
•	announcements that our revenue or income are below or that costs or losses are greater than analysts’ expectations;
•	general economic slowdowns;
•	sales of large blocks of our common stock;
•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
•	fluctuations in stock market prices and volumes;
•	concern by potential investors that the sale of large number of shares of common stock may have a downward effect upon the market price of the stock.

Failure to achieve and maintain effective internal controls in accordance with section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and operating results and stockholders could lose confidence in our financial reporting.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed. We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires increased control over financial reporting requirements, including annual management assessments of the effectiveness of such internal controls and  will in the future be required to provide  a report by our independent registered public accounting firm addressing these assessments. Failure to achieve and maintain an effective internal control environment, regardless of whether we are required to maintain such controls, could also cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price.

Because we are subject to the “penny stock” rules, shareholders may have difficulty in selling our common stock.

Our common stock is subject to regulations of the SEC relating to the market for penny stocks. Penny stock, as defined by the Penny Stock Reform Act, is any equity security not traded on a national securities exchange that has a market price of less than $5.00 per share.  The penny stock regulations generally require that a disclosure schedule explaining the penny stock market and the risks associated therewith be delivered to purchasers of penny stocks and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors.  The broker-dealer must make a suitability determination for each purchaser and receive the purchaser’s written agreement prior to the sale.  In addition, the broker-dealer must make certain mandated disclosures, including the actual sale or purchase price and actual bid offer quotations, as well as the compensation to be received by the broker-dealer and certain associated persons.  The regulations applicable to penny stocks may severely affect the market liquidity for a shareholder’s common stock and could limit a shareholder’s ability to sell its securities in the secondary market.

As an issuer of “penny stock”, the protection provided by the federal securities laws relating to forward looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, if we are a penny stock, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

The potential sale of a significant number of shares could encourage short sales by third parties and could depress our common stock and could have a dilutive effect.

Because there is no public market for our stock, there may be significant downward pressure on our stock price caused by the sale or potential sale of a significant number of shares, which could allow short sellers of our stock an opportunity to take advantage of any decrease in the value of our stock. The presence of short sellers in our common stock may further depress the price of our common stock. If stockholders sell a significant number of shares of our common stock, the market price of our common stock may decline.

Because we became public as a result of a reverse merger, we may face increased scrutiny from regulators which could impair our ability to secure a listing for our stock on a national securities exchange or execute certain business strategies.

Mergers of the type we just completed between Duke Delaware and KaChing Nevada are often heavily scrutinized by the SEC and we may encounter difficulties or delays in obtaining future regulatory approvals.  There is a significant risk that we may encounter difficulties in obtaining the regulatory approvals necessary to conduct future financing or acquisition transactions, or to eventually achieve a listing of shares on one of the Nasdaq stock markets or any other national securities exchange. On June 29, 2005, the SEC adopted rules dealing with private company mergers into dormant or inactive public companies and in February 2008 it adopted rules restricting  use of Rule 144 by such companies . As a result, it is likely that we will be scrutinized carefully by the SEC and possibly by the Financial Industry Regulatory Authority (“FINRA”), which could result in difficulties or delays in achieving SEC clearance of any future registration statements or other SEC filings that we may pursue, in attracting FINRA-member broker-dealers to serve as market-makers in our common stock, or in achieving admission to one of the Nasdaq stock markets or any other national securities market. As a consequence, our financial condition and the value and liquidity of a shareholder’s shares of our common stock may be negatively impacted.

If a market develops for our shares, sales of our shares relying upon Rule 144 may depress prices in that market by a material amount.

The majority of the outstanding shares of our common stock held by present stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended.  Sales under Rule 144 are also limited by the availability of current public information about us and, for selling shareholders who are affiliates, by certain manner of sale provisions and notice requirements..

Historically, the SEC has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, to their promoters or affiliates despite technical compliance with the requirements of Rule 144. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by shell companies (other than business transaction related shell companies) or issuers, like us, that have been at any time previously a shell company.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS.

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes appearing elsewhere in this Report. This discussion and analysis may contain forward-looking statements based on assumptions about our future business. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this Report.

Unless required by law, we undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this Report or to reflect the occurrence of unanticipated events. Shareholders and potential shareholders should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this Report. Management cautions that these statements are qualified by their terms and/or important factors, many of which are outside of our control, and involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made, including, but not limited to, the following:

●    actual or anticipated fluctuations in our quarterly and annual operating results;
●    actual or anticipated product constraints;
●    decreased demand for our products resulting from changes in consumer preferences;
●    product and services announcements by us or our competitors;
●    loss of any of our key executives;
●    regulatory announcements, proceedings or changes;

●    competitive product developments;
●    intellectual property and legal developments;
●    mergers or strategic alliances in the Internet and e-commerce sectors ;
●    any business combination we may propose or complete;
●    any financing transactions we may propose or complete; or
●    broader industry and market trends unrelated to its performance.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

Plan of Operation

KaChing commenced operations in September 2009. The Company currently maintains its corporate office in Henderson, Nevada.  The ability of the Company to achieve its business objectives is contingent upon its success in raising additional capital until adequate revenues are realized from operations.

KaChing is an e-commerce solution that provides individual Store Owners with the ability to create, manage and earn money from product sales generated from their individual online web stores. KaChing leverages today’s social shopping trends by allowing customers to contribute reviews and ratings on each product sold in the store. These reviews are aggregated across KaChing storefronts.  Store Owners subscribe to a monthly license and can sell products from their site and earn commissions.  The goal of this company is to generate revenues primarily fromlicense fees,  website advertising and E-commerce transactions.

KaChing Nevada, the accounting acquirer in its merger with Duke Delaware, was incorporated in September  2009, as a Nevada corporation. Sales generated for the final four months of the year ended were approximately $200,000. The Company currently has over 2,000 sales representatives marketing our product and promoting the Store Owner license concept. During the coming year, the Company hopes to enter into between 75,000 and 120,000 store license agreements with various entities and to add some 5,000 websites per month. At January 31, 2010, Kaching Nevada had 2,076 active store licenses generating revenue of $75,460 per month (this includes Non-Member “Free” Stores). At February 23, 2010, there were 1,423 paying store licenses, generating revenue of $75,460 per month (average. revenue per paying store:- $53.03 per month) and 653 Non-Member (Free) Stores.

The Company has a need to raise additional capital in the immediate future, in addition to the proceeds received from the Private Placement and capital provided in relation to the Merger, in order to provide adequate operating capital to carry the Company’s operations through 2011, at which time when significant revenues are expected to be generated through operations.

Results of Operations Oct 2009 – December 2009 - Revenues

During the three months ended December 31, 2009, the Company had revenue from sales of $243,783.

Cost of Goods Sold

The Company pays commissions to various sales representatives for sales generated.  During the three months ended December 31, 2009, the Company incurred commission expense on sales of $109,519.

Operating Expenses

Selling, general and administrative expenses (SG&A), including related party expenditures, for the three month period ended December 31, 2009 was $291,202. SG&A expenses are expected to increase during the fiscal year ending December 31, 2010 as we increase  operations, advertising, and hire additional employees. Professional fees for the twelve month period ended December 31, 2009 were $18,250 for IT consulting and legal and accounting services.

Liquidity and Capital Resources

As shown in the accompanying consolidated financial statements, the Company incurred a loss of $175,188 for three month period ended December 31, 2009. Our current liabilities exceeded current assets by $265,303 at December 31, 2009 and we incurred negative cash flow from operating activities for the three month period ended December 31, 2009 of $36,852. Our limited liquidity , combined with  our inability to meet our obligations from current operations, and the need to raise additional capital to accomplish our objectives, create considerable doubt about our ability to continue as a going concern.

Operating Activities

Net cash used by operating activities for the three month period ended December 31, 2009 was $28,376. This was mainly attributable from the growth in the operation as we establish business and operations.

Investing Activities

The Company invested in fixed assets during the three month period ended December 31, 2009 of $179,045.  The Company also received an investment of $100,775, of which $87,175 was from Beyond Commerce, Inc., contributing office and computer equipment during the three month period ended December 31, 2009.

Financing Activities

There was no cash activity from financing activities.

Off-Balance Sheet Arrangements

We are not a party to any off-balance sheet arrangements, and we do not engage in trading activities involving non-exchange traded contracts. In addition, we have no financial guarantees, debt or lease agreements or other arrangements that could trigger a requirement for an early payment or that could change the value of our assets.

 “Going Concern” Qualification

We currently do not have sufficient funds on hand to fund our anticipated on-going operating expenses. We do not have any bank credit lines. Accordingly, in addition to the proceeds received from the Private Placement we will have to obtain additional funding in order to continue our operations. Although the amount of revenues that we are now generating from our operations is increasing on a monthly basis, we do not anticipate that we will generate sufficient cash from operations to fund our working capital needs. Accordingly, to fund operations for the next twelve months, we intend to continue to seek additional financing from various sources, including from the sale of convertible debt or equity securities. We have not yet identified, and cannot be sure that we will be able to obtain any additional funding from either of these sources, or that the terms under which we may be able to obtain such funding will be beneficial to us. In addition, the Company is attempting to maximize the margins in each product line  along with identifying strategic partners to assist in the distribution channels through the provision of  product and operating lines of credit. The Company’s cash flow requirements to date have been met by infusion of capital and debt financing. The Company anticipates that additional  financing will be required until such time as the operations achieve  breakeven results Currently, the Company cannot determine when this will occur and as such the Company will need to obtain financing to cover its costs for the foreseeable future. No assurance can be given that these sources of financing will continue to be available. If the Company is unable to generate profits, or unable to obtain additional funds for its working capital needs, it may have to cease operations.  If we do not obtain sufficient additional funds in the near future, we will have to suspend some of our operations, scale down our current and proposed future operations or, if those actions are not sufficient, terminate our operations.

Recent Accounting Pronouncements

On September 1, 2009, the Company adopted FASB Topic 820, Fair Value Measurements, for financial assets and financial liabilities. FASB Topic 820 defines fair value, establishes a framework for measuring fair value under GAAP, and expands disclosures about fair value measurements.

The Company will generate its revenue from Store Licenses sold on its internet website. This allows members to access and present on their individual website the proprietary database I- supply that is presently stocked with close to two million name brand products. These items range from books, digital cameras, kitchen and bath items and office supplies. This retail storefront environment offers easy to use, fully customizable E-commerce services, and revenue solutions for any third party website large or small, and hosts local ads, providing extensive reach for our proprietary advertising partner network platform.

All sources of revenue will be recorded pursuant to FASB Topic 605 Revenue Recognition, when persuasive evidence of arrangement exists, delivery of services has occurred, the fee is fixed or determinable and collectability is reasonably assured.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption.

Investor Relations / Public Relations

Over the next twelve (12) months, we anticipate spending approximately four hundred thousand dollars ($400,000) for investor relations, public relations and brand awareness and marketing.

MANAGEMENT

APPOINTMENT OF NEW DIRECTORS AND OFFICERS

On April 22, 2010, Benjamin Mayer resigned as President and Chairman of the Board, and Richard Rosenblum resigned as a Director , Chief Financial Officer, Secretary and Treasurer. Mr. Mayer, however, continues as a Director of the Company.  On the same date, the Board elected Robert J. McNulty  as a Director and as President, Chief Executive Officer  and Chairman of the Board, Mark V. Noffke as Executive Vice President, Finance, Chief Financial Officer, Secretary, Treasurer, and a Director, Jimmy “Bo” White, Murray Williams, and Hank Cohn as Directors.

Current Executive Officers and Directors

The following table sets forth the names and ages of our directors, executive officers and significant employees as of the date of this Current Report on Form 8-K:

Name	Position	Age
Robert J. McNulty	President, Chief Executive Officer and Chairman of the Board	64
Mark V. Noffke	Executive V.P., Finance, Secretary, CFO, Treasurer and a Director	54
Jimmy “Bo” White	Director	37
Murray Williams	Director	40
Benjamin Mayer	Director	36
Hank Cohn	Director	35

Robert J. McNulty, President, Chief Executive Officer and Chairman. Mr. McNulty has served as our Chief Executive Officer and Chairman since April 22, 2010.  He served as Chief Executive Officer of KaChing Nevada from October 2009 through the date of the merger.  Concurrently Mr. McNulty is the Chief Executive Officer and a director of Beyond Commerce, Inc., having served in that capacity since its formation in January 2007.  From January 1999 to January 2007 Mr. McNulty was self-employed as a consultant. Mr. McNulty is an accomplished entrepreneur with over 25 years of significant experience in specialty retail, E-commerce, branded consumer products, retail start-ups and developing new concepts and technology platforms for utilization in the retail industry. Mr. McNulty founded Shopping.com in November 1996 and served as its President and CEO from 1996 until its merger with Compaq Computer Corporation in January of 1999. Shopping.com, which was one of the first on-line retailer selling a broad range of consumer brand name products on the Internet, was purchased for $220 million in an all cash transaction by Compaq Computers. Mr. McNulty also founded Home Club (also known as Home Base), in 1983 and served as its Chairman and CEO from 1983 until its merger with Zayre Corp. in 1986. Home Club was a chain of home improvement warehouse stores for contractor trade and do-it-yourself customers, servicing U.S. western states with 38 stores and 7,000 employees. He was the first to institute and implement the “everyday low price strategy” in the U.S. Home Improvement industry. Mr. McNulty was a founding board member of the Home Center Industry Council for the City of Hope Cancer Research Center. Currently, he serves as Chairman of Global Leadership Connection, a charitable organization that provides leadership programs for high school students and supports the education of today’s youth leaders across America.

 Mark V. Noffke, Executive Vice President, Finance, Secretary, CFO, Treasurer and Director. Mr. Noffke has served as our CFO, Executive Vice President, Finance, Secretary and as a Director since April 22, 2010.  He served as the Chief Financial Officer of KaChing Nevada from October 2009 through the date of the Merger.  Concurrently Mr. Noffke is the Executive Vice President and Chief Financial Officer of Beyond Commerce, Inc., having served in that capacity since its formation in January 2007.  From August 2006 to December 2006, Mr. Noffke was the CFO of Financial Media Group, Inc., a small cap stock marketing company. From May 2004 to August 2006, Mr. Noffke was CFO of National Storm Management, Inc., an exterior construction restoration company, where he was responsible for taking the company public. From August 2003 to May 2004, Mr. Noffke was a Managing Director of Striker Pacific Corporation, an investment bank, where he conducted due diligence, and acquisition analysis in various industries, including waste recycling, forest products and automotive. From September 1996 to August 2003, Mr. Noffke served as the CFO and a Director of U.S. Forest Industries, Inc., a timber manufacturing company, where he was responsible for developing the company's accounting infrastructure. From January 2002 to May 2004, Mr. Noffke served as CFO of Brands Shopping Network, a publicly traded company currently known as United Fuel and Energy Corporation. In this position, Mr. Noffke was responsible for raising capital and developing the accounting infrastructure. Mr. Noffke is a Certified Public Accountant and has a B.S. in Accounting from Valparaiso University in Northwestern Indiana.

Jimmy “Bo” White, Director. Mr. White has served as our director since April 22, 2010.  He was a founder of KaChing Nevada and served as one of its directors from September 2009 through the date of the Merger.  Concurrently Mr. White is the Executive Vice President/Operations, Technology of Beyond Commerce, Inc., to which position he was appointed in January of 2009.  Mr. White has 17 years of experience in both retail management and online technology and has served as an owner and managing partner of Click Here Publishing, LLC, an Internet design and development company, since its formation in 1994.  Mr. White is a successful entrepreneur owning and operating several technology-based companies specializing in website development, application development, and Internet marketing.  Mr. White is a specialist in implementing and developing online technologies. He joined Beyond Commerce, Inc. in late 2008 as a technology consultant helping to drive the direction of online products.  Mr. White also has years of experience in managing IT and creating Web-based software to maximize efficiencies.  Mr. White attended Louisiana State University, majoring in information technology.

Murray Williams, Director. Mr. Williams has served as our director since April 22, 2010.  Concurrently Mr. Williams is a director of Beyond Commerce, Inc., having served in that capacity since June 2007. Mr. Williams is a CPA with 5 years experience in public accounting and 11 years experience as CFO of various public and private companies.  Mr. Williams began his career in public accounting with KPMG where he was a manager in its assurance practice, managing a team of over 20 professionals specializing in financial services, with an emphasis on public offerings, private financings, and mergers and acquisitions. Mr. Williams resigned from KPMG in 1997 to become one of the founding employees of Buy.com, Inc., which grew to be the second largest e-commerce company in the world during his tenure. He developed the finance, legal, business development, and human resource departments of Buy.com, securing over $225 million in private financing, and was the primary driver in the initial public offering process that generated proceeds of an additional $192 million.  Mr. Williams also obtained vast international business experience managing Buy.com’s international expansion into Europe, Canada, and Australia.  In addition, he successfully completed three acquisitions for Buy.com and was responsible for their expansion into eleven core product categories.  After leaving Buy.com in August of 2001, Mr. Williams became an active entrepreneur, creating and investing in numerous companies, and worked for an investment banking firm as interim CFO on various private companies to convert them into publicly traded entities.  Mr. Williams has helped take seven companies public and helped raise over $500 million for the various companies. From June 2005 to February 2007, Mr. Williams was Chief Financial Officer at Interactive Television Networks, Inc., a public company and a leading provider of Internet Protocol Television hardware, programming software and interactive networks.  Since March 14, 2008, Mr. Williams has been the Chief Financial Officer, Treasurer and Secretary of GTX Corp., a public company engaged in the commercialization of miniaturized assisted GPS tracking and cellular location-transmitting technologies.  Mr. Williams received degrees in both Accounting and Real Estate from the University of Wisconsin-Madison.

Benjamin Mayer, Director.  Mr. Mayer has been a Director of the Company since March 26,2009 and was President and Chairman of the Board from March 26, 2009 to April 22, 2010. Mr. Mayer also has been a Portfolio Manager for Harborview Capital Management since November 2004. Mr. Mayer has been a managing member and principal to various consulting firms, providing advice to small early stage and emerging growth companies. Mr. Mayer is a member of the board of directors for various private companies and charities.

Hank Cohn, Director.  Mr. Cohn has been a Director since April 22, 2010. Mr. Cohn is currently serving as President and Chief Executive Officer of PracticeOne, Inc., an integrated software and services company for physicians. He is also Executive Vice President at Galaxy Ventures, LLC, a closely-held investment fund with a multi-pronged investment strategy concentrating in the areas of bond trading and early stage technology investments.  Mr. Cohn is also a member of the Board of Directors of Crystal International Travel Group, Inc. (CINT.OB) and Analytical Surveys, Inc. (ANLT). From May 2007 to August 2007, Mr. Cohn was the sole officer and director of International Food and Wine Consultants, Inc., a company trading on the OTCBB. Mr. Cohn holds an MBA in finance and investments from Baruch College.

Executive Compensation and Employment Agreements

EXECUTIVE COMPENSATION

Summary Compensation Table

The table set forth below summarizes the annual and long-term compensation for services in all capacities paid to our executive officers during the year ending December 31, 2009.   The table below sets forth all compensation paid (i) by KaChing KaChing, Inc.  in 2009 and (ii) by KaChing KaChing, Inc. to Robert McNulty and Mark Noffke, the only individuals who served as our principal executive and financial officers during the year ended December 31, 2009.

Name and Principal Position (in dollars)	FiscalYear	Salary (1)	Bonus (2)	Restricted StockAwards (3)	All Other Compensation (4)	Total

Robert J. McNulty	2009	$10,385	-	-	-	$10,385
President and CEO

Mark V. Noffke	2009	$9,231	-	-	-	$9,231
Chief Financial Officer, Secretary, Treaurer

(1)	The dollar value of base salary (cash and non-cash) earned.
(2)	The dollar value of bonus (cash and non-cash) earned. There are no anticipated bonus awards for 2009.
(3)	During the periods covered by the table, the value of the shares of restricted stock issued as compensation for services to the persons listed in the table.
(4)	All other compensation received that we could not properly report in any other column of the table.

Outstanding Equity Awards at Fiscal Year-End

None of the executive officers named in the above Summary Compensation Table (i) received any options during fiscal 2009, (ii) owned any vested or unvested stock options on December 31, 2009, or (iii) received any stock awards or equity incentive plan awards during fiscal 2009 that had not vested.

Director Compensation

We reimburse our directors for expenses incurred in connection with attending board meetings.

We currently have no other formal plan for compensating our directors for their service in their capacity as directors.  Our Board of Directors has, however, from time to time paid non-employee directors cash compensation for serving on the Board. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board of Directors.  Our Board of Directors may award special remuneration to any director undertaking any special services on behalf of our company other than services ordinarily required of a director.

The following table summarizes the compensation of each of our directors who is not also a named executive officer for their service as a director for the fiscal year ended December 31, 2009.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Jimmy “Bo” White	$-0-	-0-	$-0-	N/A	N/A	$-0-
Murray Williams	-0-	-0-	-0-	N/A	N/A	-0-
Benjamin Mayer	-0-	-0-	-0-	N/A	N/A	-0-
Hank Cohn	-0-	-0-	-0-	N/A	N/A	-0-

(1)
This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2009 fiscal year for the fair value of stock options granted to the named director in fiscal year 2009, in accordance with SFAS 123R.  Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.  These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized from these awards by the named director.

The Company has entered into two formal written employment agreements with our executive officers. Employment agreements dated April 22, 2010 have been entered with each of Robert McNulty and Mark Noffke (collectively, the “Executives”).

Pursuant to the employment agreements with Mr. McNulty and Mr. Noffke, Mr. McNulty serves as our Chairman and Chief Executive Officer and does not receive a salary but was granted 700,000 stock options in the accordance with the Company’s equity incentive plan. Mr. Noffke serves as our Chief Financial Officer at an annual salary of $50,000.00 and was granted 433,333 stock options in the accordance with the Company’s equity incentive plan. All of these agreements run through April 21, 2013. The agreements entitle these Executives to receive a net year-end performance bonus based on performance measurements approved by theIndependent Directors  as well as certain other benefits. The Executives are also subject to non-competition and confidentiality requirements.   We may terminate these agreements at any time without cause.

Also, pursuant to the terms of each of the Agreements, upon a change of control of the Board of Directors of KaChing, and upon a fundamental adverse change occurring in the employment of the particular Executive without the agreement of that Executive, the Executive has the option to terminate his employment and the Agreement, triggering the payment of a termination package consisting of an amount equal to sixty (60) days of the Executive’s base salary, subject to any withholdings or deductions required by law, and an amount equal to sixty (60) days of the annual costs of benefits received by the executives plus annual bonus which, in the aggregate, is approximately $8,333.33.

Board Committees; Director Independence

Committee of the Board of Directors

The Board of Directors has an Executive Committee authorized to exercise the powers of directors between regular meetings, a Compensation Committee that recommends salaries and incentive compensation for executive officers of the Company and an Audit Committee that reviews the results and scope of the audit and other services provided by the Company’s independent auditors.  The Audit Committee meets with the independent auditors, receive recommendations or suggestions for changes in accounting procedures and initiate or supervise any special investigations it many choose to undertake.

The Executive Committee
The Executive Committee is composed of Mr. McNulty, Mr. Williams and Mr. Noffke.

Audit Committee
The Audit Committee is composed of Mr. Mayer and Mr. Williams .

The Compensation Committee
The Compensation Committee is composed of Mr. McNulty, Mr. White and Mr. Cohn.

Director Compensation

Our directors do not receive any cash compensation for service on the Board of Directors or any committee thereof, but directors may be reimbursed for certain expenses in connection with attendance at Board and Committee meetings.  We intend to compensate future independent directors for their service on the Board and any Committee at rates that are comparable to the compensation paid to independent directors of other similarly situated companies.

Family Relationships

To our knowledge, there are no family relationships between any of our directors or executive officers.

Equity Incentive Plan

Pursuant to Board of Directors and stockholder approval, the Company adopted its 2009 Equity Incentive Plan on April 13, 2009 (the “Plan”) whereby it reserved for issuance up to 3,500,000 shares of its common stock. The purpose of the Plan is to provide directors, officers and employees of, and consultants, to the Company with additional incentives by increasing their ownership interest in the Company. Directors, officers, employees and consultants of the Company are eligible to participate in the Plan. Options in the form of Incentive Stock Options (“ISO”) and Non-Statutory Stock Options (“NSO”) may be granted under the Plan.

The Board of Directors of the Company or a Compensation Committee will administer the Plan with the discretion generally to determine the terms of any option grant, including the number of option shares, exercise price, term, vesting schedule and the post-termination exercise period.

In connection with the Executive Employment Agreements , 1,133,333 shares were issued on April 22, 2010 under the 2009 Equity Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Beyond Commerce, Inc. currently owns approximately 20.7% of the outstanding common stock of the Company, and Mr. McNulty individually owns approximately 15% of the outstanding common stock of the Company.  Mr. McNulty, Mr. Noffke and Mr. White are currently officers and /or directors of Beyond Commerce, Inc., and Mr. Williams is also a director of Beyond Commerce, Inc. As described above (“Description of Business- Material Contract”) we have entered into a Master License Agreement with Beyond Commerce, Inc and are required to provide them with a certain portion of our revenue from each transaction.

Our executive offices are located at 9029 South Pecos, Suite 2800, Henderson, Nevada 89074, and consist of 4,560 square feet.  Those premises are sub-leased from Beyond Commerce, Inc. (a related party) at a monthly rate of $12,023 until December 31, 2011.

Mr. Rhett J. McNulty, the son of Robert J. McNulty, our President, CEO and Chairman of the Board, is the managing partner of Linlithgow Holdings, LLC.  Linlithgow Holdings, LLC, which is a family trust of the McNulty family, currently owns approximately 19.9% of the outstanding shares of the Company. Robert J. McNulty, our President, CEO and Chairman of the Board,  has no voting control over the holdings of Linlithgow Holdings LLC and disclaims beneficial ownership of the shares owned by Linlithgow Holdings LLC.

On April 23, 2009, the Company executed an Original Issue Discount Convertible Note (“Convertible Note”) for the original note amount of $168,000 payable to Harborview Master Fund, L.P. The Convertible Note is made up of principal sum of $70,000 plus pre-computed and prepaid interest. Subject to other provisions of the Convertible Note, the aggregate principal balance plus any accrued but unpaid interest was due and payable on March 26, 2010.  On April 23, 2010, Harborview converted all then outstanding principal and interest under the Convertible Note into Notes as part of the Private Placement.

From September 29, 2006 through April 1, 2010, Harborview made advances to us of an aggregate of $45,375. These advances bore no interest and were payable on demand. On April 23, 2010, Harborview converted its  reimbursed advances into Notes as part of the Private Placement.

In connection with the Private Placement, each of Beyond Commerce, Inc., Linlithgow Holdings, LLC, Robert J. McNulty, Big Rose LLC and Mark V. Noffke executed Guarantees in favor of the purchasers of the Notes pursuant to which each of them guaranteed all of the Company’s obligations under the Notes and the other transaction documents related to the Private Placement; provided, however, recourse under these Guarantees is limited to the guarantors’ equity holdings in the Company. Furthermore, in connection with these Guarantees, each of them executed Pledge Agreements in favor of the purchasers in the Private Placement, pursuant to which such persons pledged their interests in the Company as security for the foregoing Guarantees.

In addition to the foregoing, Harborview purchased $500,000 of Notes and Investor Warrants to purchase 1,666,667 shares of our common stock pursuant to the Private Placement in exchange for cash consideration of $500,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

This table sets forth certain information regarding the ownership of our common stock as of April 23,  2010 by: (i) each director and nominee for director; (ii) each of our current executive officers; (iii) all of our directors and executive officers as a group; and (iv) all those known by us to be beneficial owners of at least five percent of our common stock. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of the date hereof, through the exercise or conversion of any stock option, convertible security, warrant or other right. Inclusion of shares in the table does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Diverse Trading Ltd (1)	4,950,002	9.7%
Harbor House Waterfront Drive Road Town, Tortola

Robert J. McNulty (2) (3)	18,236,538	35.7%
Mark V. Noffke (3)	3,032,622	5.9%
Jimmy “Bo” White (3)	300,000	0.6%
Murray Williams (3)	300,000	0.6%
Beyond Commerce, Inc. (3) 9029 S. Pecos Henderson, NV 89074	10,605,100	20.7%

Linlithgow Holdings, LLC (4) 1000 North Green Valley Parkway # 440-450 Henderson, NV 89074	10,189,214	19.9%

Big Rose LLC (5) 1000 North Green Valley Pkwy, Henderson, Nevada 89074	6,582,858	12.9%
All Officers and Directors as a group (4 persons)	11,499,946	22.5%

(1) Joseph Franck is principal of the investment manager of the parent entity of Diverse and has voting control and investment discretion over the shares held by Diverse. Mr. Franck disclaims beneficial ownership of the shares of the Company held by Diverse.

(2) Includes  10,605,100 shares owned by Beyond Commerce, Inc.

(3) Mr. McNulty, Mr. Noffke , Mr. White and Mr. Williams are currently officers and/or directors of Beyond Commerce, Inc.  The address of all these persons is 9029 South Pecos, Suite 2800 Henderson, NV 89074

(4)  Rhett J. McNulty, the son of Robert J. McNulty, is the managing partner of Linlithgow Holdings, LLC.  Robert J. McNulty, disclaims beneficial ownership of the shares owned by Linlithgow Holdings.

(5)  Renee Muller  has voting control and investment discretion over the shares held by Big Rose LLC.

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.”

DESCRIPTION OF SECURITIES

The following description of the Company’s capital stock does not purport to be complete and is subject to, and qualified in its entirety by, the Company’s certificate of incorporation, as amended, its certificates of designation in respect of the bylaws and by the provisions of applicable law.

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $.0001 per share and 25,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

a. Voting Rights. Except as otherwise provided by law, each share of common stock shall entitle the holder thereof to one vote in any matter that is submitted to a vote of stockholders of the Company.

b. Dividends. Subject to the express terms of any preferred stock outstanding from time to time, such dividend or distribution as may be determined by the board of directors of the Company (the “Board of Directors”) may from time to time be declared and paid or made upon the common stock out of any source at the time lawfully available for the payment of dividends, and all such dividends shall be shared equally by the holders of Common Stock on a per share basis.

c. Liquidation. The holders of common stock shall be entitled to share ratably, upon any liquidation, dissolution or winding up of the affairs of the Company (voluntary or involuntary), all assets of the Company which are legally available for distribution, if any, remaining after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock of the preferential amounts, if any, to which they are entitled.

Preferred Stock.

Shares of preferred stock may be issued from time to time in one or more series, each of which series shall have such distinctive designation or title and such number of shares as shall be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series of preferred stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series of preferred stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly

Options

We adopted a stock incentive plan in 2009, pursuant to which 3,500,000 shares of our common stock are reserved for issuance pursuant to awards granted under the plan to employees, directors, consultants, and other service providers. 1,133,337 shares have been awarded to date.

Outstanding Stock

As of the effectiveness of the Stock Split, the Merger, the Warrant Exercise, the Private Placement, the Stock Split,  the Stock Cancellation and the Stock Option Grant, on April 22, 2010, there were 51,133,333 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Except as otherwise required by law or as provided in the designations of any class or series of our Preferred Stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our certificate of incorporation. Our certificate of incorporation do not provide for cumulative voting in the election of directors.

 Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Warrants

On April 23, 2010, in connection with the Private Placement, we issued ("Investor Warrants") to purchase an aggregate of 3,333,333 shares of our common stock to the investors. Such Investor Warrants entitle the holders to purchase shares of our common stock at an exercise price of $0.30 per share (subject to adjustment) and will expire five years from the initial closing date of the Private Placement. Prior to exercise, the Investor Warrants do not confer upon holders any voting or any other rights as a stockholder. Should we, at any time while the Investor Warrants are outstanding, sell or grant any option to purchase or sell or grant any right to reprice, or otherwise dispose of or issue any common stock or common stock equivalents entitling any party to acquire shares of our common stock at a per share price less than the then existing exercise price of the Investor Warrants, the exercise price shall be reduced to equal that lower price. In the event that the shares of common stock underlying the Warrants are not registered by October  23, 2010, then the Investor Warrants are exercisable on a cashless basis. We are prohibited from effecting the exercise of the Investor Warrants to the extent that as a result of such exercise the holder of the Investor Warrants would beneficially owns more than 4.99% in the aggregate of the issued and outstanding shares of our common stock immediately after giving effect to the issuance of shares of our common stock upon the exercise.

Registration Rights

On April 23, 2010, in connection with the Private Placement, we entered into a Registration Rights Agreement with the purchasers of the Notes and the  Investor Warrants, pursuant to which we agreed to provide certain registration rights with respect to the shares of common stock issuable upon conversion of the Notes and exercise of the Investor Warrants. Specifically, we agreed to file a registration statement (of which this prospectus forms a part) with the Securities and Exchange Commission covering the resale of the shares of common stock underlying the Notes and Investor Warrants on or before the 90th day following the closing of the Private Placement and to cause such registration statement to be declared effective by the Securities and Exchange Commission on or before the 180th day following the closing of the Private Placement. If, among other things, the registration statement is not filed on or before the 90th day following the closing of the Private Placement or all of the registrable securities are not registered for resale on or before the 180th day following the closing of the Private Placement, then we are subject to liquidated damage payments to the holders of the Notes and Investor Warrants in an amount equal to 1% of the aggregate purchase price paid by such purchasers per month of delinquency. Pursuant to the registration rights agreement, we must maintain the effectiveness of the registration statement from the effective date until the date on which all securities registered under the registration statement have been sold or two years. In addition to the foregoing, we have agreed to register 2,392,761 shares of common stock held by Harborview at the same time that we register the shares of common stock underlying the Notes and the Investor Warrants as described above.

Notes

On April 23, 2010, in connection with the Private Placement, we issued secured convertible notes in the aggregate principal amount of $1,255,875. These Notes are due October 23, 2011, and are convertible, in whole or in part, at each holder’s option, into shares of our common stock at an initial conversion price of $0.30 per share. We may prepay 100%, but not less than 100%, of the Notes upon at least 20 days, but no more than 30 days, prior written notice. Should we, at any time while the Notes are outstanding, sell or grant any option to purchase or sell or grant any right to reprice, or otherwise dispose of or issue any common stock or common stock equivalents entitling any party to acquire shares of our common stock at a price per share less than the then existing conversion price of the Notes, the conversion price shall be reduced to equal that lower price. We are prohibited from effecting the conversion of the Notes to the extent that as a result of such conversion the holder of the Notes would beneficially owns more than 4.99% in the aggregate of the issued and outstanding shares of our common stock immediately after giving effect to the issuance of shares of our common stock upon the conversion. The Notes provide for interest on the aggregate unconverted and then outstanding principal amount at a rate of 10% interest per annum, payable quarterly in cash or common stock, at our option. If interest is paid in common stock, however, the shares shall be valued at the lower of (i) the conversion price then in effect or (ii) 90% of the average closing bid price for the 10 day period prior to the interest payment date.  The Notes are senior indebtedness and the holders of the Notes have a security interest in all of our assets.

Lockup Agreements

On April 23, 2010, in connection with the Private Placement, each of our executive officers, directors and beneficial holders of more than 10% of our common stock (other than Big Rose) entered into lock-up agreements pursuant to which they agreed not to sell or otherwise transfer any of their shares of common stock until April 23, 2011, subject to certain limited exemptions.

Dividends

The Company anticipates that all future earnings will be retained to finance future growth.  The payment of dividends, if any, in the future to the Company’s common stockholders is within the discretion of the Board of Directors of the Company and will depend upon the Company’s earnings, its capital requirements and financial condition and other relevant factors.  The Company has not paid a dividend on its common stock and does not anticipate paying any dividends on its common stock in the foreseeable future but instead intends to retain all earnings, if any, for use in the Company’s business operations.

TRANSFER AGENT AND REGISTRAR

We have retained Action Stock Transfer Company as our transfer agent and registrar for our securities.

MARKET INFORMATION

Our common stock is currently approved for quotation on the OTC Bulletin Board maintained by the Financial Industry Regulatory Authority, Inc. under the symbol DKMZ. As of the date of this filing, there is no trading market in our common stock, and we cannot assure that a trading market will develop. We will notify the OTC Bulletin Board of our name change and intend to obtain a new symbol.

As of April 22, 2010 there were approximately 46 holders of record of the Company’s common stock.

Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law ("DGCL") provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as us, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our Certificate of Incorporation and Bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders' or directors' resolution or by contract.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.

Anti-Takeover Effect of Delaware Law, Certain By-Law Provisions

We are subject to the provisions of Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of the voting stock.

Directors' and Officers' Liability Insurance

We currently do not have directors' and officers' liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions. The Company anticpates having a policy in place aproxiametly 30 days after the close of the transaction. Such insurance also insures us against losses which we may incur in indemnifying our officers and directors. In addition, we have entered into indemnification agreements with key officers and directors and such persons shall also have indemnification rights under applicable laws, and our certificate of incorporation and bylaws.

Code of Ethics

We intend to adopt a code of ethics that applies to our officers, directors and employees, including our Chief Executive Officer and Principal Accounting Officer, but have not done so to date due to our relatively small size.

Available Information

 We are subject to the informational requirements of the Securities Exchange Act of 1934, which require us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E. Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street N.E. Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, interested persons may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On  October 15, 2009 Kaching Nevada  sold an aggregate of 10,000,000 shares of common stock to two Accredited Investors for services. The securities were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving a public offering.

On February 18, 2010 Kaching Nevada issued warrants to purchase 10,438,280 shares of our common stock to 54 holders . The securities were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D  under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving a public offering.

On April 22, 2010, in connection with the Merger, we issued an aggregate of 20,794,314 shares of our common stock to the two holders of KaChing Nevada’s common stock who were “accredited investors” , and also warrants to purchase 21,705,686 shares of our common stock were issued to 54 holders of existing KaChing Nevada’s warrants. Immediately upon receipt of these new warrants and the Merger, all of the former holders of the KaChing Nevada warrants exercised their new warrants and were issued 21,705,686 shares of our common stock..  The securities issued in connection with the Merger and the warrant exercise were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving a public offering.

On April 23, 2010, in connection with the Private Placement, we sold (i) an aggregate of $1,255,875 in  Notes and (ii) Investor Warrants to purchase up to 3,333,333 shares of our common stock at an exercise price of $0.30 per share.  The Private Placement was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act.  The securities sold in the Private Placement were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving a public offering.

Information set forth in Item 2.01 of this Current Report on Form 8-K with respect to the issuance of unregistered equity securities in connection with the Private Placement and the Merger is incorporated by reference into this Item 3.02.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 22, 2010 Benjamin Mayer resigned as President and Chairman of the Board, and Richard Rosenblum resigned as our Chief Financial Officer, Treasurer and Secretary.  Mr. Mayer, however, continued as a Director of the Company.  On the same date, the Board elected Robert J. McNulty  as a Director and as President and Chairman of the Board,  Mark V. Noffke as Executive Vice President, Chief Financial Officer, Secretary , Treasurer and a Director, and Jimmy “Bo” White, Murray Williams and Hank Cohn as Directors.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Effective April 22, 2010, we completed a 1- for-8.4627 forward stock split of the Company’s common stock pursuant to an amendment to the Company’s certificate of incorporation (the “Stock Split”).   Pursuant to the Stock Split, every one (1) share of issued and outstanding common stock was reclassified into 8.4627 whole post-split shares of common stock.

On April 22, 2010, Duke Delaware stockholders approved an amendment to our bylaws whereby they reduced the minimum number of permissible directors from 3 members to 2 members.

On April 22, 2010, as contemplated by the Reorganization Agreement, we filed a Certificate of Merger changing our name to “KaChing KaChing, Inc.”  On April 22, 2010, stockholders representing the requisite number of votes necessary to approve the name change took action via written consent, approving such action.

On April 22, 2010, our board of directors approved a change in fiscal year to a fiscal year ending on December 31 from a fiscal year ending on November 30. By such change, we adopted the fiscal year of KaChing, Nevada, the accounting acquirer in the Merger, and therefore there will be no transition period in connection with this change of fiscal year-end.  Our 2010 fiscal year will end on December 31, 2010.

ITEM 5.06  CHANGE IN SHELL COMPANY STATUS

Following the consummation of the Merger described in Item 1.01 of this Current Report on Form 8-K, we believe that we are  no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements:
Filed herewith are the following financial statements of KaChing KaChing, Inc. Audited financial statements for the period from September 17, 2009 (inception) to December  31, 2009.

(b) Pro forma financial information:
Filed herewith is the unaudited pro forma condensed financial information of Duke Mining Company, Inc. for the requisite periods.

(c) Shell company transactions:
Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

(d) Exhibits:
The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description

3.6	Amendment to Certificate of Incorporation
3.7	Delaware Certificate of Merger (including amendment to Certificate of Incorporation)
3.8	Nevada Articles of Merger
10.7	Form of Securities Purchase Agreement
10.8	Form of Note
10.9	Form of Warrant
10.10	Form of Registration Rights Agreement
10.11	Form of Security Agreement
10.12	Agreement and Plan of Merger between Duke Mining Company, Inc. and Kaching Kaching, Inc.
10.13	Sublease Agreement with Beyond Commerce, Inc., dated November 1,2009
10.14	Master License agreement with Beyond Commerce, Inc., dated October 21,2009
10.15	Employment Agreement with Robert J. McNulty, dated April 22, 2010
10.16	Employment Agreement with Mark V. Noffke, dated April 22, 2010

KaChing KaChing, Inc.

Financial Statements
For the three month period ended December 31, 2009 and
the period inception (September 17, 2009) through December 31, 2009

Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of KaChing KaChing, Inc.

We have audited the accompanying balance sheet of KaChing KaChing, Inc.  as of December 31, 2009, and the related statement of operations, stockholders’ equity, and cash flows for the period from inception (September 17, 2009) through December 31, 2009. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of KaChing KaChing, Inc.  as of December 31, 2009, and the results of its operations and its cash flows for the period from inception (September 17, 2009) through December 31, 2009  in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company is in the development stage, and is dependent on raising capital to fund operations.  These conditions raise substantial doubt about its ability to continue as a going concern.  Management’s plans regarding those matters also are described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Beckstead and Watts, LLP
Henderson, NV
March 15, 2010

KaChing KaChing, Inc.
(A Development Stage Company)
December 31, 2009
BALANCE SHEET

December 31, 2009
ASSETS	Audited
Current assets :
Other current assets	$25,356
Total current assets	$25,356

Total Property, Plant & Equipment, net	173,630

Other assets	11,136

Total assets	$210,122

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Checks issued in excess of available cash	$8,476

Accounts Payable	75,134
Other current liabilities	207,049
Deferred revenue	-
Total current liabilities	$290,659

Stockholders’ Deficit :
Common stock, $0.001 par value, 75,000,000 shares authorized as of December 31, 2009 and 10,000,000 outstanding.	$10,000
Additional paid in capital	90,775
Accumulated deficit	(181,312)
Total stockholders' deficit	$(80,537)

Total Liabilities and Stockholders' Deficit	$210,122

The accompanying notes are an integral part of these financial statements.

KaChing KaChing, Inc.
 (A Development Stage Company)
STATEMENT OF OPERATIONS
For the three month period ended December 31, 2009 &
inception (September 17, 2009) through December 31, 2009

	For the three month period ended December 31, 2009	Period from inception (September 17, 2009) through December 31, 2009

Revenues	$243,783	$243,783

Cost of Goods Sold	109,519	109,519
Gross Profit	$134,264	$134,264

Operating expenses
Selling general & administrative	291,202	292,326
Professional fees	18,250	23,250
Total costs and operating expenses	$309,452	$315,576

Loss from operations before income taxes	(175,188)	$(181,312)
Provision for income tax	-	-
Net loss	$(175,188)	$(181,312)

Basic and diluted net loss per common share	$(0.02)	$(0.02)
Weighted average shares of capital outstanding - basic	(0.02)	(0.02)

The accompanying notes are an integral part of these financial statements.

KaChing KaChing, Inc.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
For the three month period ended December 31, 2009 &
inception (September 17, 2009) through December 31, 2009
Audited

CASH FLOWS FROM OPERATING ACTIVITIES :	For the three month period ended December 31, 2009	Period from inception (September 17, 2009) through December 31, 2009
Net loss	$(175,188)	(181,312)
Adjustments to reconcile net (loss) to net
Cash provided by (used for) operating activities :
Depreciation, and amortization	5,415	5,415

Changes in components of working capital :
Increase (decrease) in deferred revenue	(43,690)	-
(Increase) decrease in other current assets	3,502	(25,356)
Increase in accounts payable	75,134	75,134
Increase in other current liabilities	1,597	19,564
Increase in other assets	(10,024)	(11,136)
Net cash provided (used) by operating activities	$(143,254)	(117,691)

CASH FLOWS FROM INVESTING ACTIVITIES:
Checks issued in excess of available cash	$8,476	$8,476
Capital Expenditures	(91,870)	(91,870)
Expense paid on behalf of Affiliate - net	184,672	187,485
Donated capital	13,600	13,600
Net cash provided by investing activities:	$114,878	$117,691

NET INCREASE IN CASH AND CASH EQUIVALENTS	$28,376	$-
Cash and cash equivalents, beginning of period	-	-
Cash and cash equivalents, end of period	28,376	-
Interest paid	$-	$-
Taxes paid	$-	$-

The accompanying notes are an integral part of these financial

KaChing KaChing, Inc.
(A Development Stage Company)
STATEMENTS OF STOCKHOLDERS’ DEFICIT
For the three month period ended December 31, 2009 &
inception (September 17, 2009) through December 31, 2009
Audited

	Common Stock		Preferred Stock		Additional	Accumulated	Stockholders
	Shares	Par Value	Shares		Paid in Capital	Deficit	Equity
Balance, September 17, 200 (inception)	-	-	-	-	-	-	-
Net Loss						(6,124)	(6,124)
Balance, September 30, 2009	-	-	-	-	-	(6,124)	(6,124)

Shares issued to founders for services valued at $0.001 per share	10,000,000	10,000					10,000

Donated capital (non-cash)					90,775		90,775
Net loss						(175,188)	(175,188)
Balance, December 31, 2009	10,000,000	10,000	$0	$-	$90,775	$(181,312)	$(80,537)

The accompanying notes are an integral part of these financial statements.

KACHING KACHING, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
(Audited)

1.	Description of Business	●	KaChing KaChing, Inc. (“KaChing or the “Company”) is a Nevada Corporation organized September 17, 2009 and commenced operations at that time. KaChing KaChing, Inc. recently launched its web site KaChingKaChing.com, KACHING KACHING is an e-commerce solution that provides individual Store Owners with the ability to create, manage and earn money from product sales generated from their individual online web stores. KACHING KACHING leverages social shopping trends by allowing customers to contribute reviews and ratings on each product sold in the store. These reviews are aggregated across KACHING KACHING storefronts. Store Owners subscribe to a Monthly License and can sell products from their site and earn commissions.

		●	The Company currently maintains its corporate office in Henderson, Nevada.

2.	Summary of Significant Accounting Policies	●	Management is responsible for the fair presentation of the Company’s financial statements, prepared in accordance with U.S. generally accepted accounting principles (GAAP).

	Use of Estimates	●	The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates are used in the determination of depreciation and amortization, the valuation for non-cash issuances of common stock, and the website, income taxes and contingencies, among others.

	Cash and Cash Equivalents	●	The Company classifies as cash and cash equivalents amounts on deposit in the banks and cash temporarily in various instruments with original maturities of three months or less at the time of purchase. The Company’s cash management system is integrated within two separate banking institutions.

	Fair Value of Financial Instruments	●	Statement of financial accounting standard FASB Topic 820, Disclosures about Fair Value of Financial Instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for assets and liabilities qualifying as financial instruments are a reasonable estimate of fair value.

	Development Stage Enterprise	●	The Company has been devoting most of its efforts to raising capital and developing a business plan and, consequently, meets the definition of a Development Stage Enterprise, as defined in Statement of Financial Accounting Standards FASB Topic 915 “Accounting and Reporting for Development Stage Enterprises.” Under FASB Topic 915, certain additional financial information is required to be included in the financial statements for the period from inception of the Company to the current balance sheet date.

Property, Website and Equipment; Depreciation and Amortization	●	Property and computer equipment are stated at cost less accumulated depreciation. Expenditures for maintenance and repairs are charged to income as incurred. Additions, improvements and major replacements that extend the life of the asset are capitalized. The initial cost of the website has been capitalized. Once the site is considered operating, future costs to maintain the site will be expensed as incurred. The cost and accumulated depreciation and amortization related to assets sold or retired are removed from the accounts and any gain or loss is credited or charged to income in the period of disposal.

	●	The Company accounts for web site costs in accordance with FASB Topic 350 “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use and FASB Topic 350 “Accounting for Web Site Development Costs”. As a result, costs associated with the web site application and infrastructure development stage are capitalized. Amortization of costs commenced once the web site was ready for its intended use.

	●	For financial reporting purposes, depreciation and amortization is provided on the straight-line method over the estimated useful lives of depreciable assets. Financial reporting provisions for depreciation and amortization are generally based on the following annual rates and estimated useful lives:

Type of Asset	Rates	Years

Computer and equipment	20% - 50%	2 – 5 years
Website Development Costs	20%	5 years
Leasehold improvements (or life of lease where applicable)	20% - 50%	2 – 5 years

Income Taxes	●	The Company has not generated any taxable income, and, therefore, no provision for income taxes has been provided.

●
Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with FASB Topic 740, "Accounting for Income Taxes", which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

	●	A valuation allowance has been recorded to fully offset the deferred tax asset even though the Company believes it is more likely than not that the assets will be utilized.

	●	The Company’s effective tax rate differs from the statutory rates associated with taxing jurisdictions because of permanent and temporary timing differences as well as a valuation allowance.

Revenue Recognition	●
The Company generates its revenue from Store Licenses sold on its internet website. This allows members to access and present on their individual website the proprietary database I- supply that is presently stocked with close to two million name brand products. These items range from books, digital cameras, kitchen and bath items and office supplies. This retail storefront environment offers easy to use, fully customizable E-commerce services, and revenue solutions for any third party website large or small, and hosts local ads, providing extensive reach for our proprietary advertising partner network platform.

●
All sources of revenue will be recorded pursuant to FASB Topic 605 Revenue Recognition, when persuasive evidence of arrangement exists, delivery of services has occurred, the fee is fixed or determinable and collectability is reasonably assured.

Stock Based Compensation	●	The Company accounts for stock based compensation in accordance with FASB Topic 718, “Share Based Payment”.

Concentration of Credit Risk	●	Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits at financial institutions. At various times during the year, the Company may exceed the federally insured limits. To mitigate this risk, the Company places its cash deposits only with high credit quality institutions. Management believes the risk of loss is minimal. At December 31, 2009 the Company did not have any uninsured cash deposits.

Impairment of Long-lived Assets	●	The Company accounts for long-lived assets in accordance with the provisions of FASB Topic 360, Accounting for the Impairment of Long-Lived Assets. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Fair values are determined based on quoted market value, discounted cash flows or internal and external appraisals, as applicable. During 2009, the Company did not recognize an impairment charge.

Employee Benefits	●	The Company currently plans to offers employees vacation benefits and a healthcare plan. There are 25 employees at December 31, 2009.

Recent Accounting Pronouncements	●	On September 1, 2009, the Company adopted FASB Topic 820, Fair Value Measurements (“SFAS 157”), for financial assets and financial liabilities. SFAS 157 defines fair value, establishes a framework for measuring fair value under GAAP, and expands disclosures about fair value measurements.

3.	Going Concern	●	The Company's financial statements are prepared using generally accepted accounting principles, which contemplate the realization of assets and liquidation of liabilities in the normal course of business. Because the business is new and has no history and relatively few sales, no certainty of continuation can be stated.

		●	Management is taking steps to raise additional funds to address its operating and financial cash requirements to continue operations in the next twelve months. Management has devoted a significant amount of time in the raising of capital from additional debt and equity financing. However, the Company’s ability to continue as a going concern is dependent upon raising additional funds through debt and equity financing and generating revenue. There are no assurances the Company will receive the necessary funding or generate revenue necessary to fund operations.

4.	Property, Web Site And Computer Equipment	●	Property and equipment at December 31, 2009 consisted of the following:

2009
Office and computer equipment	$87,175
Web site and software	91,870
Total property, Web site and computer equipment	179,045
Less: accumulated depreciation and amortization	(5,415)
$173,630

Depreciation and amortization expense totaled $5,415 at December 31, 2009.

5.	Other Assets	●	Other current assets consist of the following at December 31, 2009.

2009
Credit Card receipts in transit	$19,743
Employee Advances	5,613

TOTAL	$25,356

●	Other assets consist of the following at December 31, 2009.

2009
Credit Card processor retention	$11,136

TOTAL	$11,136

6.	Other Current Liabilities	●	Other current liabilities consist of the following at December 31, 2009.

2009
Licenses fees – Beyond Commerce, Inc.	$12,292
Accrued commissions	7,272
Expenses paid on behalf of the Company – BeyondCommerce, Inc.	187,485
TOTAL	$207,049

7.	Capital Stock Activity	●	In 2009 the Board of Directors amended The Company’s Articles of Incorporation to allow for the issuance of two (2) classes of stock designated as Preferred Stock and Common Stock.

●
On December 31, 2009 the Company had 10,000,000 outstanding shares of stock. During the three months ended December 31, 2009, the Company issued to Beyond Commerce, Inc, and Linlithgow Holdings LLC 5,100,000 and 4,900,000 shares of its $0.001 par value common stock for services valued at $0.001 per share, respectively.

		●	The Company’s Articles of Incorporation authorizes the issuance of 75,000,000 shares of common stock, $0.001 par value per share.

Dividends

		●	The Company has never issued dividends.

Warrants

		●	The Company did not issue any warrants during the quarter.

Options

		●	The Company has never issued options.

8.	Income Taxes	●	A reconciliation of the statutory income tax rates and the Company’s effective tax rate is as follows:

2009

Statutory U.S. federal rate	34.00%
Permanent differences	.00%
Timing differences	00%
Valuation allowance	(34.00)%

Provision for income tax expense(benefit)	0.0%

●	The tax effects of the temporary differences and carry forwards that give rise to deferred tax assets consist of the following:

2009
Deferred tax assets:
Net operating loss carry forwards	$61,646

Gross deferred tax assets	61,646

Valuation allowance	(61,646)

$0

                                                                             At December 31, 2009, a valuation allowance for $61,646 has been set up for this deferred asset.

9.	Advances by Affiliates	●	The Company had expenses paid on their behalf of Beyond Commerce, Inc. a related party of $187,485 during the quarter to supplement its working capital included in current liabilities.

10.	Commitments and Contingencies	●
The Company subleases certain office space, under operating leases which generally require the Company to pay taxes, insurance and maintenance expenses related to the leased property.  The leases for office space have lease extension renewal options for an added two to three years at fair market rent values. The Company believes that in the normal course of business, leases will be renewed or replaced by other leases.  The Company incurred rental expense for the three month period ended December 31, 2009 of $24,578. The Company entered into a sublease in October of 2009 with Beyond Commerce, Inc. a related party.

11.	Significant Customers and Suppliers	●
The Company derives a significant portion of its revenue from e-commerce based suppliers. This is a very competitive market with many suppliers for the products the Company offers. The Company believes that it can replace any one product line with another supplier without any disruptions in activity.

12.	Segment Reporting	●
The Company considers itself to be operating in one business segment, the internet sales, e-commerce business. This activity will represent essentially all of the significant revenue generated by the Company.

13.	Related Parties	●
Mr. Rhett J. McNulty, the son of Robert J. McNulty Chairman of KaChing KaChing, Inc., is the managing partner of Linlithgow Holdings, LLC.  Linlithgow Holdings, LLC currently owns 49% of this Company and is a family trust of the McNulty family.  Mr. McNulty, our Chief Executive Officer has no voting control over the holdings of  Linlithgow Holdings and disclaims beneficial ownership of the shares owned by Linlithgow Holdings.

●
Beyond Commerce, Inc. currently owns approximately 51% of this Company, Mr McNulty, Mr Noffke and Mr White are currently officers of Beyond Commerce, Inc., and Mr Williams is also a director in Beyond Commerce, Inc.

14.	Subsequent Events	●	On February 19, 2010, the Company issued 10,438,280 warrants to purchase the Company Common stock at $0.001 per share to fifty-four individuals and or entities.

15.	Net Loss per Share of Common Stock	●	The Company has adopted FASB Topic 260, "Earnings per Share," which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic loss per share of common stock is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the year. Basic net loss per common share is based upon the weighted average number of common shares outstanding during the period. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. However, shares associated with convertible debt, stock options and stock warrants are not included because the inclusion would be anti-dilutive (i.e. reduce the net loss per common share). There were no anti-dilutive instruments

2009
Numerator - basic and diluted loss per share net loss	$(181,312)
----
Net loss available to common stockholders	$(181,312)

Denominator – basic and diluted loss per share – weighted average common shares outstanding	10,200,000
Basic and diluted earnings per share	$(0.02)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following information should be read in conjunction with our consolidated financial statements and notes thereto appearing elsewhere in these financial statements.

KaChing KaChing commenced operations in September 2009. The Company currently maintains its corporate office in Henderson, Nevada .

Kaching Kaching is an e-commerce solution that provides individual Store Owners with the ability to create, manage and earn money from product sales generated from their individual online web stores. Kaching Kaching leverages today’s social shopping trends by allowing customers to contribute reviews and ratings on each product sold in the store. These reviews are aggregated across Kaching Kaching storefronts.  Store Owners subscribe to a Monthly License and can sell products from their site and earn commissions.

The goal of this company is to generate revenues primarily from website advertising and E-commerce transactions.

Results of Operations — Revenues

Our goal is to generate revenues from the sale of  license fees and various products to our website users and members. During the inception (September 17, 2009) period and the three months ended December 31, 2009, the company had revenue from sales of $243,783.

Cost of Goods Sold
The company pays commissions to various sales representatives for sales generated.  During the inception (September 17, 2009) period and the three months ended December 31, 2009, the company incurred commission expense on sales of $109,519.

Operating Expenses

Selling, general and administrative expenses (SG&A), including related party expenditures, for the three month period and the inception period ended December 31, 2009 was $291,202 and $292,326, respectively.  Our SG&A expenses are expected to increase during the fiscal year ending December 31, 2010 as we increase our operations, increase advertising, and hire employees. Professional fees for the three month period and the inception period ended December 31, 2009 were $18,250 and $23,250 .  Professional expenses were for IT consulting and legal and accounting services.

Liquidity and Capital Resources

As shown in the accompanying consolidated financial statements, we incurred a loss of $175,188 for three month period ended December 31, 2009 and a net loss of $181,312 for the period inception (September 17, 2009) through December 31, 2009.  Our current liabilities exceeded current assets by $265,303 at December 31, 2009 and net cash flow provided from operating activities for the three month period ended December 31, 2009 was $41,418 and $69,794 for the year ended December 31, 2009. These factors, and our ability to meet our obligations from current operations, and the need to raise additional capital to accomplish our objectives.

We currently do not have sufficient funds on hand to fund our anticipated on-going operating expenses. We do not have any bank credit lines. Accordingly, we will have to obtain additional funding in the near future in order to continue our operations. Although the amount of revenues that we are now generating from our operations is increasing on a monthly basis, we do not anticipate that we will generate sufficient cash from operations to fund our working capital needs until the second half of 2010, at the earliest. Accordingly to fund operations for the next twelve months, we intend to continue to seek additional financing from various sources, including from the sale of convertible debt or equity securities. We have not yet identified, and cannot be sure that we will be able to obtain any additional funding from either of these sources, or that the terms under which we may be able to obtain such funding will be beneficial to us. In addition the Company is maximizing the margins in each product line and expanding the capabilities of the technologies of  its i-supply division along with identifying some strategic partners to assist in the distribution channels through product and operating lines of credit. If we do not obtain sufficient additional funds in the near future, we will have to suspend some of our operations, scale down our current and proposed future operations or, if those actions are not sufficient, terminate our operations.

Operating Activities

Net cash used by operating activities for the three month period ended December 31, 2009 was $143,254 and $117,691 for the year ended December 31, 2009.  This was mainly attributable from the growth in the operation as we establish business and operations

Investing Activities

The company invested in fixed assets during the year ended and three month period ended December 31, 2009 of $91,870, of which $87,175 was from Beyond Commerce, Inc. contributing office and computer equipment during the year and three month period ended December 31, 2009.  The company also received a cash investment of $13,600 during the year ended and the three month period ended December 31, 2009.  Checks issued in excess of cash for the three months and year ended December 31, 2009 was $8,476.  During the three months ended December 31, 2009 $184,672 of expenses were paid on the Company’s behalf by Beyond Commerce, Inc and $187,485 for the year ended December 31, 2009.

Financing Activities

There was no cash activity in financing activities.

Other

We do not believe that inflation has had a material impact on our business or operations.

We are not a party to any off-balance sheet arrangements, and we do not engage in trading activities involving non-exchange traded contracts. In addition, we have no financial guarantees, debt or lease agreements or other arrangements that could trigger a requirement for an early payment or that could change the value of our assets

KaChing KaChing, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet and Earnings per Share

The following unaudited pro forma condensed consolidated balance sheet is based on the historical balance sheets of  Duke Mining Company, Inc.  (“Duke”) and KaChing KaChing, Inc. (“KaChing”) as of February 28, 2009  and December 31, 2009, respectively.

The two entities merged on April 22, 2010 with Duke being the legal acquirer. However, since Duke was a public shell company, which had nominal activity, the merger has been treated as a recapitalization of KaChing and an acquisition of the assets and liabilities of Duke by KaChing. Though Duke was the legal acquirer in the merger, KaChing was the accounting acquirer since its shareholders ended up with the majority ownership of Duke Mining Company, Inc.  Therefore at the date of the merger the historical financial statements of KaChing become those of Duke. Since the historical financial statements of KaChing supersede any prior financial statements of Duke and are presented elsewhere in this Form 8K there is no specific pro forma statement of operations presented, only a pro forma earnings per share for Duke based on the new capital structure.

Prior to the merger, Duke Mining Company, Inc. has an authorized capitalization consisting of 500,000,000 shares of Duke Common Stock, of which, 7,500,000 shares of Common Stock were currently issued and outstanding as of April 22, 2010;

On April 22, 2010, Duke Mining Company, Inc., a Delaware corporation (“we” or the “Company”) entered into an Agreement and Plan of Reorganization (the “Reorganization Agreement”), with KaChing KaChing, Inc. (KaChing) On the effective date of the reverse merger and taking into account the effect of the convertible note offering, shareholders of Duke will own 15% of the shares of the post financed corporation.

Concurrently with the effectiveness of the merger, we received $1,000,000 from a private offering of Convertible Promissory Notes (the “Notes”) to accredited investors, which offering closed upon the completion of the merger (the “Private Placement”).  The Notes bear interest at 10% per annum, payable quarterly and on conversion, and are due eighteen (18) months after issuance.  Simultaneously with the merger, $255,875 of the obligations of Duke Delaware were converted into Notes.  These Notes are convertible into fully paid and non-assessable shares of Common Stock of the Company at an initial conversion price of $0.30 per share.  Interest is payable at the option of the Company in cash or shares of Common Stock. If interest is paid in Common Stock, it will be paid a price per share equal to 90% of the average VWAP for the three trading days prior to the date the interest was payable.

The Company also issued to the cash purchasers of the Notes, warrants to purchase an aggregate of 3,333,333 shares of Common Stock at an exercise price of $0.30 per share, exercisable for a period of five (5) years after the date of issuance. Prior to the merger, KaChing KaChing, Inc. has an authorized capitalization consisting of 75,000,000 shares of common stock, $.001 par value (“KaChing KaChing, Inc. Common Stock”), of which 10,000,000 shares shall be issued and outstanding as of the date of the closing of the Merger, and upon closing of the merger these shares will be exchanged for 20,794,314 shares of DUKE Common Stock. KaChing KaChing, Inc. also has 10,438,281 warrants outstanding convertible at $0.001 per share, which will be exchanged for 21,705,686 shares of Duke Common Stock.

In the Reorganization Agreement, concurrent with the closing of the transaction, (a) all current officers of the Registrant resigned from their positions with the Registrant, and (b) KaChing KaChing, Inc. officers were appointed by the existing members of the Board of Directors of the Registrant (“Existing Members”), and (c) the Existing Members elected KaChing KaChing, Inc. current board of directors plus one other individual to the Board of the Registrant (the “KaChing Directors”).

 KaChing KaChing, Inc.’s unaudited pro forma statement of condensed consolidated earnings per share give effect to the recapitalization of Duke Mining Company, Inc. as if it had occurred on September 17, 2009 (date of Inception) and the unaudited pro forma condensed consolidated balance sheet gives effect to the reverse merger as if it had occurred on December 31, 2009. The unaudited pro forma statement of condensed consolidated operations is in effect the historical statements of operations of KaChing KaChing, Inc.

The following unaudited pro forma condensed consolidated balance sheet as of December 31, 2009 and earnings per share information from inception (September 17, 2009) through the period ending December 31, 2009  are presented for illustrative purposes only and are not necessarily indicative of the financial position that would have been achieved, nor are they necessarily indicative of the future operating results. These unaudited pro forma balance sheet and earnings per share numbers should be read in conjunction with KaChing KaChing, Inc. historical financial statements (and related notes thereto) included elsewhere in this Form 8-K and Duke Mining Company, Inc. historical financial statements (and related notes thereto). Duke Mining Company, Inc. historical financial statements (and related notes thereto) can be found in the Duke Mining Company, Inc. Annual Report on Form 10-K/A for period ending November 30, 2009 filed with the SEC on March 8, 2010, Duke Mining Company, Inc. Quarterly Report on Form 10-Q for period ending February 28, 2010 filed with the SEC on April 10, 2010 and the Duke Mining Company, Inc. SB-2 as amended, filed on June 20, 2006. A copy of the Form  10K/A, as well as other documents filed by Duke Mining Company, Inc. with the Securities and Exchange Commissions, are available to the public.

KaChing KaChing, Inc.
Pro Forma Condensed Balance Sheet Unaudited
December 31, 2009

					KaChing			KaChing
	KaChing	Duke Mining		Proforma	Proforma		Proforma	Proforma
	Audited	Unaudited		Adjustments	Merger		Adjustments	Offering
	2009	2010		2009	2009		2009	2009
	December 31,	February 28,		December 31,	December 31,		December 31,	December 31,
ASSETS
Current assets :
Cash	$-	$2,563	2c	$(100,000)	$(105,913)	3a	$1,000,000	$894,087
			1b	$(8,476)

Prepaid Commisions	-	-		-	-		-	-
Mining Investments, at cost	-	-		-	-		-	-
Other current assets	25,356	26,235		-	51,591	3c	2,515	54,106
Total current assets	$25,356	$28,798		$(108,476)	$(54,322)		$1,002,515	$948,193

Property, website and computer equipment	$179,045	$-		$-	$179,045		$-	$179,045
Less: Accumulated depreciation and amortization	5,415	-		-	5,415		-	5,415
Property, plant and equipment - net	$173,630	$-		$-	$173,630		$-	$173,630

Other	11,136	-		-	11,136		-	11,136
Total assets	$210,122	$28,798		$(108,476)	$130,444		$1,002,515	$1,132,959

LIABILITIES AND STOCKHOLDER EQUITY
Current liabilities :
Accounts Payable	$75,134	$-		$-	$75,134		$-	$75,134
Accrued expenses	7,272	53,006		-	60,278	3c	(31,567)	28,711
Convertible notes Payable shareholders, net of $7,518 Original Discount	-	160,482		-	160,482		(160,482)	-
Advances payables, related parties	199,777	63,826		-	263,603		(63,826)	199,777
Current portion of deferred revenue	-	13,116		-	13,116		-	13,116
Checks issued in excess of cash	8,476	-	1b	(8,476)	-		-	-
Total current liabilities	$290,659	$290,430		$(8,476)	$572,613		$(255,875)	$316,738

Non-current Liabilities :
Bridge loan	-	-		-	-	3a,b&c	1,248,478	1,248,478
Deferred revenue	-	7,938		-	7,938		-	7,938
Commitments and contingencies	-	-		-	-		-	-
Total liabilities	$290,659	$298,368		$(8,476)	$580,551		$992,603	$1,573,154
Stockholder Equity :
Common stock, $0.0001 par value, 500,000,000 shares
authorized, 9,700,000 issued and outstanding	10,000	970	2a	(220)	5,000			5,000
			2b	(5,750)				-
Preferred stock, $0.0001 par value, 75,000,000 shares								-
authorized, issued and outstanding	-	-		-	-			-
Additional paid in capital	90,775	(5,077)			(173,795)			(163,884)
			1a	10,438
	-	-	1a	(10,438)		3b	7,397
			2a	220		3d	2,515
	-	-	2a&b	(259,713)
Accumulated deficit	(181,312)	(265,463)		265,463	(281,312)			(281,312)

				(100,000)
Total Shareholders' Equity	(80,537)	(269,570)		-	(450,107)		9,911	(440,196)

Total Liabilities and Stockholders' Equity	$210,122	$28,798		$(108,476)	$130,444		$1,002,515	$1,132,959

KaChing KaChing, Inc.
PROFORMA ASSUMPTIONS - UNAUDITED

1a	To record KaChing KaChing, Inc. warrants issued.	$10,438

1b	Reclassify checks issued in excess of available cash	$8,476

2a	To record the forward stock split of 8.4627 current DKMZ Shareholders and Harborview Master Fund stock cancelation.	$750

2b	Share Exchange all of KaChing KaChing, Inc.'s stock and warrants for 85% of newly issued DKMZ shares	$4,250

2c	Legal and other fees $100,000 This is excluded from the EPS calculation as it is a one time expense.	$100,000

3a	Convertible Bridge Loan of $1,000,000 issued after the merger and the capitalization of Duke Mining related party transactions	$1,000,000

3b	To record 100% warrant coverage common stock issued in connection with convertible bridge loan.	$7,397

3c	To record the capitalization into a Note, Duke Mining related party transactions and sundry accrued expenses.	$255,875

3d	To record the stock option grant to the two executive officers of 1,133,333 options at $0.30 per share.	$2,515

KaChing KaChing, Inc.
PROFORMA

	Twelve Months Ended		Period from inception
	November 30, 2009		Sep. 17 – Dec. 31, 2009
	Pro Forma		Historical
	Duke Mining Company, Inc.		KaChing KaChing, Inc.

NET INCOME (LOSS)	$(144,900)		$(181,312)

Earnings per Share:
Basic net income (loss) per share	$(0.003	) 4a	$(0.004)

Weighted -average shares of shared capital outstanding - basic	51,133,333		51,133,333

Diluted net income (loss) per share	$(0.00)

Weighted -average shares of shared capital outstanding - diluted	51,133,333

4a.) To reflect current period loss per share under the new equity structure as KaChing KaChing, Inc. is treated as the accounting acquirer.

See accompanying notes to unaudited pro forma condensed consolidated financial information.

KaChing KaChing, Inc.
Unaudited Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

Note 1.  Basis of Pro Forma Presentation
The unaudited pro forma condensed consolidated financial information included herein has been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission.  The unaudited pro forma condensed consolidated financial information of KaChing KaChing, Inc. based on the historical balance sheets of KaChing and Duke Mining Company, Inc. as of December 31, 2009 and February 28, 2010 respectively, the Proforma Condensed Earnings per share of KaChing for the Period from Inception September 17, 2009 through December 31, 2009, of KaChing have been prepared after giving effect to the adjustments and assumptions described below.

KaChing employs accounting policies that are in accordance with accounting principles generally accepted in the United States of America. In management’s opinion, all material adjustments necessary to reflect fairly the pro forma financial position and unaudited pro forma results of operations of KaChing have been made.  The ongoing activity presented in this unaudited pro forma consolidated financial information represents KaChing’s assets, liabilities, after giving effect to the recapitalization of Duke Mining Company, Inc.

Note 2.  Merger of Duke Mining Company, Inc.
Prior to the merger, Duke Mining Company, Inc. has an authorized capitalization consisting of 500,000,000 shares of Duke Common Stock. In anticipation of, and prior to, the Merger, Duke Delaware’s board of directors and stockholders approved a 1-for-8.4627 forward stock split. Pursuant to the Stock Split, every one (1) share of issued and outstanding common stock was reclassified into 8.4627 whole post-split shares of common stock. In addition, following the Stock Split, the Merger and the Warrant Exercise, Harborview Master Fund, L.P. (“Harborview”) consented to the cancellation of an aggregate of 74,588,190 shares of common stock then held by Harborview. After the Stock Split and cancellation, 7,500,000 shares of Common Stock were currently issued and outstanding as of the date hereof.

On April 22, 2010, Duke Mining Company, Inc., a Delaware corporation (“we” or the “Company”) entered into an Agreement and Plan of Reorganization (the “Reorganization Agreement”), with KaChing KaChing, Inc. On the effective date of the reverse merger and taking into account the effect of the convertible note offering, shareholders of Duke legancy holders  owned  7,500,000 of the shares of the post financed corporation. In connection with the Merger, Duke Mining Company, Inc. agreed to issue, pursuant to an exemption proved under Section 4(2) of the Securities Act of 1933, as amended, 2.0794 shares of Duke Mining Company, Inc. for each common stock equivalent of KaChing KaChing, Inc. in exchange for all of the issued and outstanding stock of KaChing KaChing, Inc. or 10,000,000 shares.

Concurrently with the effectiveness of the merger, we received $1,000,000 from a private offering of Convertible Promissory Notes (the “Notes”) to accredited investors, which offering closed upon the completion of the merger (the “Private Placement”).  The Notes bear interest at 10% per annum, payable quarterly and on conversion, and are due eighteen (18) months after issuance.  Simultaneously with the merger, $255,875 of the obligations of Duke Delaware were converted into Notes.  These Notes are convertible into fully paid and non-assessable shares of Common Stock of the Company at an initial conversion price of $0.30 per share.  Interest is payable at the option of the Company in cash or shares of Common Stock. If interest is paid in Common Stock, it will be paid a price per share equal to 90% of the average VWAP for the three trading days prior to the date the interest was payable.

The Company also issued to the purchasers of the Notes, warrants to purchase an aggregate of 3,333,333 shares of Common Stock at an exercise price of $0.30 per share, exercisable for a period of five (5) years after the date of issuance.

Note 3.  Pro Forma Adjustments
The accompanying unaudited pro forma consolidated condensed earnings per share for the period from period of inception September 17, 2009  through December 31, 2009 have been prepared as if the sale of Duke Mining Company, Inc. was completed on September 17, 2009 and, for consolidated balance sheet purposes, and as if the sale of Duke Mining Company, Inc. had occurred as of December  31, 2009, and reflect the pro forma adjustments as presented above.

Note 4.  Other Information
KaChing KaChing, Inc. also has 10,438,281 warrants outstanding convertible at $0.001 per share, which will be exchanged for 21,705,686 shares of Duke Common Stock.  We allocated the proceeds from the issuance of the warrants based on the proportional fair value.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KACHING KACHING, INC

Date: April 26, 2010	By:	/s/ Robert J. McNulty
Robert J. McNulty Chief Executive Officer